LEASE AGREEMENT
August 4, 2023

LANDLORD:

Pontus EHC Palm Beach, LLC, a Delaware limited liability company

TENANT:

Ethema Health Corporation, a Colorado corporation

LEASE AGREEMENT

This Lease Agreement (this "**Lease**"), dated for reference purposes only as of August 4, 2023 (the "**Effective Date**"), is made by and between Pontus EHC Palm Beach, LLC, a Delaware limited liability company ("**Landlord**"), and Ethema Health Corporation, a Colorado corporation ("**Tenant**"), with reference to the recitals set forth below.

RECITALS

A. Landlord is the owner of that certain property located at 950 Evernia Street, West Palm Beach, Florida (the "**Property**"). A Legal Description of the Property is attached as Exhibit A to this Lease.

B. The Property for purposes hereof includes all of Landlord's right, title and interest in and to all easements, appurtenances and rights relating to the Property, including without limitation, the machinery, equipment and systems necessary for the operation of the Property, including, (i) all apparatus, equipment, fixtures or articles, whether in single units or centrally controlled, used to supply heat, air-conditioning, water, lights, power, ventilation or other services; (ii) water heaters, boilers, sinks, water closets, water basins, pipes, faucets, or other plumbing fixtures; (iii) lighting, light fixtures and signage supports; (iv) all items of equipment attached to the Property such that its separation therefrom will materially injure the Property or impair the operation of the business operated thereon, such as any built in equipment customary used in behavioral health, substance abuse, or detox treatment businesses, including but not limited to any licenses, zoning permissions, and special use permits that are associated with the Property (collectively, the "**Property Equipment**.)"

C. Landlord desires to lease the Property to Tenant and Tenant desires to lease the Property from Landlord pursuant to the provisions of this Lease.

ARTICLE 1. DEFINITIONS

The following terms, when used in this Lease, shall have the meaning set forth in this Article 1.

1.1 Affiliates. The term "**Affiliate(s)**" means with respect to any specified Person, any other Person(s) directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling", "controlled by", and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and, it being understood and agreed that with respect to a corporation, limited liability company or partnership, control shall mean the power to direct or cause the direction of the management and policies of such corporation, limited liability company or partnership.

1.2 Default. The term "**Default**" means at the time of any default or breach by Tenant of any term, condition, obligation, covenant, representation, warranty or any other item or matter under this Lease, whether or not notice has been provided to Tenant, and whether or not such default or breach rises to the level of an Event of Default.

1.3 Environmental Condition. The term "**Environmental Condition**" means the presence of Hazardous Materials on or about the Property (including the air, soil, sediment, surface water, groundwater, sewer, septic system, or waste treatment, storage, or disposal systems), except in compliance with Environmental Laws.

1.4 Environmental Laws. The term "**Environmental Laws**" means any and all applicable federal, state, or local laws, statutes, ordinances, orders, codes, rules, regulations, judgments, decrees, injunctions or agreements with any governmental entity, relating to the protection of human health or the environment, the release, discharge or disposal of any material or substance, the safety, health or Environmental Condition of property transferred, natural resource damages, pipelines, or human health and safety. Environmental Laws also include civil or common law doctrines (including without limitation negligence, nuisance, trespass, strict liability, personal injury, property damage, and product liability) to the extent that claims under such doctrines arise out of the presence of, release of, or exposure to a Hazardous Material.

1.5 Guarantor. The term "**Guarantor**" means (1) American Treatment Holdings Inc, a Florida corporation, (2) Evernia Health Center, LLC, a Florida limited liability company, and (3) Shawn Leon, personally (the "**Personal Guarantor**"); provided that so long as (i) Tenant is not in Default under this Lease, (ii) the Tenant does not have any debt or financial obligations with any Affiliate or shareholder of Tenant, and (iii)(a) Tenant generates unadjusted EBITDA greater than $9.0 million on a calendar year basis, as confirmed by audited financials, (iii)(b) Tenant maintains a total debt to EBITDA ratio of 3.0x or less on a calendar year basis, as confirmed by audited financials, and (iii)(c) Tenant has greater than $5.0 million of unrestricted cash on hand, as confirmed by audited financials (collectively, (a), (b) and (c) the "**Personal Guaranty Metrics**"), then following the five (5) year anniversary of the Effective Date, the Personal Guarantor shall be released under the Guaranty. The Personal Guaranty Metrics will be tested annually commencing on December 31, 2028. The forms of Guaranty are attached as **Exhibit C** to this Lease (collectively, the "**Guaranty**").

1.6 Hazardous Material. The term "**Hazardous Material**" means any hazardous or toxic substances, materials or wastes, which are regulated under any applicable Environmental Laws including without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, or (iv) included in the definition of "hazardous" or "dangerous" "material" "substance" or "waste" or words of similar import under applicable Environmental Laws.

1.7 Lease Year. The term "**Lease Year**" shall mean the first twelve (12) full calendar months after the Commencement Date (as defined in Section 3.1) and each subsequent twelve (12) month period thereafter during the term and any extensions. If the Commencement Date is other than the first day of the calendar month, then the first Lease Year also will include the partial calendar month in which the Commencement Date occurs.

1.8 Party. The term "**Party**" means each of Landlord and Tenant.

1.9 Person. The term "**Person**" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, estate, unincorporated

organization or governmental authority; references to any Person includes reference to any successors in title and permitted assigns.

1.10 Release. The term "**Release**" means any spilling, leaking, seeping, pumping, pouring, emitting, emptying, injecting, discharging, escaping, leaching, dumping, disposing or releasing of a Hazardous Material into the environment (including the air, soil, sediment, surface water, groundwater, sewer, septic system, or waste treatment, storage, or disposal systems) of any kind whatsoever, including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing a Hazardous Material.

1.11 Remediation. The term "**Remediation**" means investigating, monitoring, correcting, cleaning-up, implementing corrective action, or remediating of an Environmental Condition, (including, but not limited to, tests, inspections, borings, engineering studies, surveys, appraisals, environmental studies, 'operations, excavations, well installations, soil and groundwater sampling, activities associated with the construction, operation or maintenance of remediation, together with treatment equipment and systems for the treatment of contaminated soil, groundwater and free product and measures to contain, monitor or limit contamination), which is required to address an Environmental Condition, comply with Environmental Laws, or fulfill the terms of a written agreement with, or written order or directive from, a governmental entity or a litigation settlement or judgment.

ARTICLE 2. CONDITION OF PROPERTY

2.1 Landlord leases to Tenant and Tenant leases from Landlord the Property in its "**AS IS, WHERE IS, WITH ALL FAULTS**" condition with no representations or warranties whatsoever and on the terms and conditions set forth in this Lease. By execution of this Lease, Tenant acknowledges and agrees that: (i) no representations have been or are made, or responsibility assumed by Landlord with respect to the Property, their operations, or the condition or repair of the Property, or as to any fact, circumstance, thing or condition which may affect or relate to the Property, except as specifically set forth in this Lease; (ii) the Property is leased in their "**AS IS, WHERE IS, WITH ALL FAULTS**" condition as of the Commencement Date; and (iii) Landlord shall have no obligation to alter, restore, improve, repair or develop the Property, and further shall have no obligation to remove therefrom any parties or items of personal property, or other trade fixtures or equipment which may be upon the Property.

ARTICLE 3. TERM

3.1 Primary Term. The effective date (the "**Commencement Date**") of this Lease shall be the date of execution and delivery of this Lease by both parties. The expiration date (the "**Expiration Date**") of this Lease shall be August 31, 2043 (the "**Original Lease Term**"). Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during the Term (as defined below), including any extension, renewal or holdover of the Term, unless terminated. Concurrently with the execution hereof, a Memorandum of Lease substantially in the form of Exhibit "B," attached hereto and incorporated herein, may be recorded by and at the expense of Tenant with respect to the Property. The term ("**Term**"), as used herein, shall be the period from the Commencement Date through the Expiration Date as may be extended, unless sooner terminated as hereinafter set forth.

3.2 Option Period.

(a) Tenant shall have the option to extend the term of this Lease for up to two (2) separate option periods of ten (10) years each upon and subject to the terms set forth in this Section 3.2. The first option period (the "**First Option Period**") shall commence at the expiration of the Original Lease Term. The second option period (the "**Second Option Period**") shall commence at the expiration of the First Option Period. The First Option Period and the Second Option Period are sometimes referred to herein collectively as the "**Option Periods**" and individually as an "**Option Period**." Each Option Period shall continue for a period of ten (10) years from the commencement date of such Option Period. Except as otherwise expressly provided herein, all of the terms and conditions of this Lease applicable to the Original Lease Term shall continue to apply during each Option Period.

(b) To validly extend the Lease Term for the First Option Period, (i) Tenant must deliver to Landlord written notice of Tenant's election to so extend not later than twelve (12) months prior to the expiration of the Original Lease Term; and (ii) as of both the date such written notice is delivered to Landlord and as of the date the First Option Period is scheduled to commence there shall be no existing Default, whether an Event of Default or otherwise, under this Lease.

(c) To validly extend the Lease Term for the Second Option Period, (i) Tenant must have validly extended this Lease for the First Option Period, (ii) Tenant shall deliver to Landlord written notice of Tenant's election to so extend not later than twelve (12) months prior to the expiration of the First Option Period; and (iii) as of both the date such written notice is delivered to Landlord and as of the date the Second Option Period is scheduled to commence~~,~~ there shall be no existing Default, whether an Event of Default or otherwise, under this Lease.

3.3 Time is of the strictest essence in the performance of each provision of this Section 3.2. Either party, upon request of the other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any Option Period, with the party requesting such recordation paying all applicable recording costs and transfer taxes.

3.4 Surrender of Properties; Holding Over. On the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Property, together with all alterations, and improvements thereon and thereto, in a broom clean condition, vacant and free of all tenancies and any leasehold rights therein and in the same or better condition and repair as was present as of the Commencement Date, normal wear and tear excepted, and shall surrender all keys for the Property to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations of locks, safes, and vaults, if any, in the Property. If Tenant does not do so with respect to the Property, then after expiration of this Lease, Tenant will, with respect to such Properties only, become a month-to-month tenant-at-will upon the applicable conditions of this Lease. If Tenant holds over in possession after the expiration or earlier termination of this Lease, then such holding over shall not be deemed to extend the Lease Term or renew this Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions contained in this Lease, at one hundred and fifty percent (150%) of the Base Rent otherwise then applicable (in addition to all Additional Rent); and Tenant shall be responsible for the consequences of any unauthorized holdover and shall indemnify, defend, protect (with counsel selected by Landlord) and hold Landlord Parties wholly free and harmless of, from and against

any and all actual damages, losses, costs, expenses and claims arising therefrom, including reasonable attorneys' fees and costs. This Article and Tenant's obligations hereunder will survive expiration or earlier termination of this Lease.

ARTICLE 4. BASE MONTHLY RENT

4.1 Net-Net-Net Lease. This is a net-net-net lease. It is the intention of Landlord and Tenant that the Base Monthly Rent (as defined below) and other sums and charges provided herein shall be absolutely net to Landlord. Except as otherwise specifically set forth in this Lease, Tenant shall pay, to the Landlord or such other party as may be required under this Lease), as Additional Rent, all costs, charges, obligations, assessments, and expenses of every kind and nature against or relating to the Property or the use, occupancy, area, possession, leasing, operation, management, maintenance, or repair thereof, which may arise or become due during the term hereof, or which may pertain to this transaction, whether or not now customary or within the contemplation of the parties hereto, and which, except for the execution and delivery of this Lease, would have been payable by Landlord.

4.2 Base Monthly Rent. As used herein, subject to the annual increases as hereinafter provided, the initial annual "**Base Rent**" for the Property shall be $748,000, payable in equal monthly installments of $62,333.33. Tenant shall pay to Landlord Base Rent, in advance, without demand therefor, on or before the first day of each and every calendar month during the Lease Term, and if the Commencement Date is not the first day of a calendar month, the Base Rent for that month shall be prorated based upon a thirty (30) day month and the actual number of days from and after the Commencement Date to the end of the calendar month. Base Rent shall be paid by automatic debit, wire transfer or such other automatic transfer method that is acceptable to Landlord in its sole and absolute discretion.

4.3 On each Adjustment Date (as defined below) throughout the Lease Term (including any Option Periods), the monthly Base Rent immediately prior to such Adjustment Date shall be increased by two and seventy-five hundredths percent (2.75%) over the prior year's Base Rent.

4.4 On the first day of the First Option Period, the Base Rent will be adjusted by using the Base Rent payable during the final Lease Year of the Original Lease Term and increasing such amount by the cumulative changes in CPI (as defined below) during the Original Lease Term; provided that in no event will the Base Rent in the first year of the First Option Period be (i) less than the Base Rent in the year immediately preceding the First Option Period or (ii) more than ten percent (10%) greater than the Base Rent in the year immediately preceding the First Option Period. After the Base Rent is established for the first year of the First Option Period, then the Base Rent shall be increased each year during the remaining years of the First Option Period and each year of the Second Option Period by two and seventy-five hundredths percent (2.75%) over the prior year's Base Rent.

4.5 The following terms shall have the following meanings:

(a) "**Adjustment Date**" means the date, occurring once each calendar year, that falls on the anniversary of the Commencement Date, unless such date is a day other than the first

day of a month, in which case the Adjustment Date shall be the first day of the next succeeding month.

(b) "**CPI**" means the Consumer Price Index for All Urban Consumers, All Items, U.S.A. Area, 1982-1984 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (U.S. City Average); provided that if such index is discontinued, CPI shall then mean the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States government as determined by Landlord.

4.6 Security Deposit. Upon the execution of this Lease, Tenant shall deliver a cash security deposit to Landlord for the Property, and at all times maintain a cash security deposit or, at the request of Landlord at any time, a standby, unconditional, irrevocable, transferable letter of credit, in form and substance acceptable to Landlord in its sole discretion ("**Letter of Credit**"), equal to six (6) months of the monthly Base Rent ("**Security Deposit**"); provided however that if Tenant has not been in Default under this Lease, then following the first twelve (12) months of this Lease, Tenant may elect to convert the cash used for the Security Deposit to a Letter of Credit consistent with the above requirements in this Section 4.6. The Security Deposit shall be held by Landlord without liability for interest (unless required by applicable law) as security for the performance of Tenants obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use at any time without notice to Tenant all or a portion of the Security Deposit to satisfy past due Rent, Additional Rent, or to cure any other Default by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within five (5) business days after demand, restore the Security Deposit to the required amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Expiration Date or the date Tenant surrenders the Property to Landlord in compliance with this Lease; it being understood that at no time shall Landlord have any obligation to return the Security Deposit to Tenant if Tenant is in Default under this Lease. Landlord may assign the Security Deposit to a successor, transferee or lender and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. If Landlord elects to convert the cash Security Deposit to a Letter of Credit, then promptly upon Landlord's request, but in no event later than ten (10) business days after request, Tenant shall convert such cash Security Deposit to a Letter of Credit consistent with the above requirements in this Section 4.6.

Notwithstanding anything to the contrary contained herein, provided that no Event of Default by Tenant under this Lease has occurred during the Term, at the point that all of the following metrics have been achieved (collectively, the "**Metrics**"):

(a) All conditions for the Personal Guarantor's release from the Guaranty have been satisfied in full;

(b) Tenant does not have any debt that matures within twelve (12) months of the time the Metrics are tested; and

(c) Tenant is in compliance with all material agreements of Tenant, including any financial covenants required in such agreements and in this Lease.

The Metrics will be tested annually commencing on December 31, 2028, following Tenant's completion of its annual audit. In the event that the Metrics are tested but have not been achieved, then the Security Deposit will remain in place. At such time as the Metrics are tested and have been achieved, Tenant may reduce the Security Deposit to three (3) months of the then current monthly Base Rent.

ARTICLE 5. ADDITIONAL RENT

5.1 As used herein, "**Additional Rent**" means any and all fees, expenses, taxes and charges of every kind and nature arising in connection with or relating to the Property (other than Base Rent) that arise prior to or during the Term, including, without limitation: (i) any and all taxes (including, without limitation, Real Estate Taxes (as defined below) and any sales tax or applicable tax on rental of real property and any applicable discretionary sales surtax), fees, utility service charges, maintenance expenses, insurance premiums, and other costs, and any amounts owed by Tenant under any indemnity to Landlord hereunder; (ii) all actual fees and penalties that may accrue on any amounts due from Tenant hereunder if Tenant fails to pay such amounts in a timely manner; (iii) all other damages, costs and expenses (including, without limitation, reasonable Landlord's and Landlord's Lender's attorneys' fees and other legal and court costs) that Landlord may suffer or incur in enforcing this Lease (whether or not any formal action is brought by Landlord against Tenant) or in otherwise taking actions permitted under this Lease following an Event of Default by Tenant; (iv) any and all other sums which may become due, or costs and expenses that may be incurred by Landlord, by reason of any Default or Event of Default by Tenant under this Lease; and (v) any and all actual and reasonable costs of maintaining, repairing and restoring the Property. In addition, "**Additional Rent**" includes any rent or other income received by Tenant from any subtenant of the Property to the extent applicable to periods after the expiration or termination of this Lease as to the Property. "**Additional Rent**" also includes any fees, charges, fines, costs, assessments, taxes, demands, orders, directives, or other requirements by any governmental agency asserting jurisdiction, or under any Environmental Laws which arise from or relate to Tenant's use of, or Tenant's activities at, the Property, including, but not limited to, any consultant or attorneys' fees related to or arising under any Environmental Laws.

5.2 Without limiting anything contained in subsection (a), above, Tenant shall pay, as Additional Rent all Real Estate Taxes (as hereinafter defined). As used herein, the term "**Real Estate Taxes**" means all taxes and general and special assessments and other impositions in lieu thereof, as a supplement thereto and any other tax that is measured by the value of land and assessed on a uniform basis against the owners of land, including any substitution in whole or in part therefor due to a future change in the method of taxation, in each case assessed against, or allocable or attributable to, the Property and accruing during the Lease. Real Estate Taxes will be prorated if the Lease commences or terminates during a taxable period. If by law, any general or special assessment or like charge may be paid in installments without any penalty or interest whatsoever, then such assessment may be paid in such installments, and Tenant shall be liable for the entire portion thereof as it becomes due. If such assessment or charge may be payable in installments with interest, Tenant may pay such assessment or charge in installments, provided that if such installments extend beyond the Lease, Landlord shall have the option to repay all remaining installments coming due following the Lease without interest. Notwithstanding the foregoing, in no event shall Tenant be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and

necessary business expenses), estate, gift, inheritance or other taxes in lieu thereof of Landlord or franchise taxes (unless imposed in lieu of other taxes that would otherwise be the obligations of Tenant under this Lease, including, without limitation, any "gross receipt tax" or any similar tax based upon gross income or receipts of Landlord which does not take into account deductions from depreciation, interest, taxes or ordinary or necessary business expenses) or inheritance, estate, gift or any similar taxes of Landlord, or any tax imposed with respect to the sale, exchange or other disposition by Landlord, in whole or in part, of the Property or Landlord's interest in this Lease.

5.3 Tenant shall pay all Real Estate Taxes directly to the collecting authority no less than fifteen (15) business days prior to the delinquency date thereof and shall provide Landlord upon Landlord's written request, or if Tenant has engaged an outside tax service, periodically as such reports are provided to Tenant, reports on Real Estate Taxes due and paid for the specified reporting period, together with such backup documentation as Landlord may request. Notwithstanding the foregoing, upon the occurrence of both of the following events, Tenant shall pay Real Estate Taxes to Landlord (the "**Real Estate Taxes Reserve**") in lieu of the applicable collecting authority: (i) delivery to Tenant of a written request therefor from Landlord, and (ii) the existence of any Default or breach of this Section 5.3 by Tenant, or any Event of Default under any provision in this Lease (the foregoing clause (ii) may be hereinafter referred to as a "**Real Estate Taxes Reserve Trigger**"). Following the imposition of a Real Estate Tax Reserve, in the event Tenant completes a twelve (12) consecutive month period without the occurrence of a Real Estate Taxes Reserve Trigger, then following written request by Tenant, Landlord shall disburse any funds in the Real Estate Taxes Reserve to Tenant, and Tenant shall no longer be obligated to pay the Real Estate Taxes to Landlord in lieu of the applicable collecting authority until the occurrence of another Real Estate Taxes Reserve Trigger. If Tenant fails to pay the appropriate party (Landlord or the collecting authority, as provided herein) all Real Estate Taxes when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, incurred by Landlord as a result of such nonpayment or late payment by Tenant.

ARTICLE 6. USE OF THE PROPERTY; COMPLIANCE; COVENANT TO OPERATE; FINANCIAL COVENANTS

6.1 Use of the Property.

(a) Tenant may use the Property for the operation of a behavioral health, substance abuse, or detox treatment facility (the "**Use**"), but for no other use without the prior written consent of Landlord. Tenant has or will obtain, prior to the Commencement Date, all necessary permits, consents, licenses and other permissions required for the lawful operation of each Property for the Use thereon and shall comply with all applicable laws, codes, ordinances and regulations, including all zoning and other use restrictions and regulations applicable to the Property.

(b) Tenant covenants and agrees that it shall not install and, it shall during the term of this Lease prevent any sublessee or other occupant of the Property from installing, any water well or other water tank, pump or related equipment for the storage or use of potable water at the Property. In addition, Tenant covenants and agrees that it shall not improve or use, and shall

prohibit any sublessee or other occupant of the Property from using or improving, the Property for residential purposes.

(c) Tenant acknowledges, covenants and agrees that it shall maintain in good standing at all times and in all respects that certain Class B Special Use Permit to establish a Medically Assisted Detoxification Center at the Property (the "**Special Use Permit**") as approved by the Downtown Action Committee of the City of West Palm Beach pursuant to that certain Order dated August 9, 2017 (the "**Order**"). Any Default of the terms and conditions in connection with the Special Use Permit, including the conditions described in the Order, shall be deemed an immediate Event of Default under this Lease.

6.2 Compliance. Tenant, at Tenant's sole expense, shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements, including Environmental Laws, in effect during the term or any part (or extension) of the term hereof, regulating the applicable Use by Tenant of each Property, including, without limitation, the obligation at Tenant's cost, to alter, maintain, or restore the Property in compliance and conformity with all laws relating to the condition, use or occupancy of the Property during the term (including, without limitation, any and all requirements as set forth in the Americans with Disabilities Act and any Environmental Law) as soon as practicable after any such requirements shall arise and regardless of (i) whether such laws require structural or non-structural improvements, (ii) whether the improvements were foreseen or unforeseen, and (iii) the period of time remaining in the term. Notwithstanding anything contained in this Section 6.2. to the contrary or the obligations of any other person, Tenant shall alter, maintain or restore the Property compliance and conformity with all applicable laws relating to the condition, use or occupancy of the Property.

6.3 Covenant to Operate. Notwithstanding anything contained herein to the contrary, Tenant covenants and agrees that it shall continuously operate and keep open the Property for the Use. In the event Tenant elects to remodel or reconstruct any improvements on the Property, Tenant shall use best efforts to commence and thereafter diligently pursue to completion any such restoration, remodeling, replacement or reconstruction. The aforementioned obligations of Tenant are referred to herein as the "Covenant to Operate." Tenant shall indemnify, defend, and protect Landlord, and hold Landlord harmless from and against any and all loss, cost, damage, expense, liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with Tenant's breach of the Covenant to Operate.

6.4 Books and Records. Tenant shall keep accurate books and records of account of the Property and the financial performance of Tenant sufficient to permit the preparation of financial statements in accordance with generally accepted accounting principles as in effect in the United States of America from time to time ("**GAAP**"), or if Tenant's books, as applicable, are not kept in accordance with GAAP, in accordance with sound accounting principles consistently applied. Tenant shall provide, or cause to be provided, to Landlord, in addition to any other financial statements required under this Lease, the following financial statements and information:

(a) Promptly and in any event within one-hundred eighty (180) days after the end of each calendar year, audited statements (provided that if Tenant or Guarantor does not prepare audited statements, then reviewed and compiled statements) of the financial position of

Tenant, if any, as of the end of each such calendar year, including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows for such calendar year, which statements shall be duly certified by an officer of Tenant, if any, to fairly represent the financial condition of Tenant, as of the date thereof, prepared by Tenant in accordance with GAAP, and accompanied by a statement of the regionally recognized accounting firm retained by Tenant and Guarantor, that such financial statements present fairly, in all material respects, the financial condition of Tenant as of the end of the calendar year being reported on and that the results of the operations and cash flows for such year were prepared, and are being reported on, in conformity with GAAP, or in accordance with sound accounting principles consistently applied.

(b) Promptly and in any event within ninety (90) days after the end of each calendar year, a copy of the Personal Guarantor's filed tax return, and a personal financial statement summarizing all assets, liabilities and net worth of the Personal Guarantor, if any, as of the end of each such calendar year, which statement shall be certified by the Personal Guarantor that such financial statement presents fairly, in all material respects, the financial condition of the Personal Guarantor as of the end of the calendar year in accordance with sound accounting principles consistently applied;

(c) Promptly and in any event within ninety (90) days after the end of each calendar year, a financial statement of the financial position of Guarantor (other than the Personal Guarantor), if any, as of the end of each such calendar year, including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows for such calendar year, which statements shall be certified by each respective Guarantor (other than the Personal Guarantor) that such financial statements present fairly, in all material respects, the financial condition of each Guarantor, other than the Personal Guarantor, as of the end of the calendar year in accordance with sound accounting principles consistently applied;

(d) Promptly and in any event within forty-five (45) days after the end of each calendar quarter, audited statements (provided that if Tenant or Guarantor does not prepare audited statements, then reviewed and compiled statements) of the financial position of Tenant as of the end of each such calendar quarter, including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows for such calendar quarter; and

(e) Such other information with respect to the Property, Tenant or Guarantor that may be requested from time to time by Landlord, for such other purpose as Landlord determines, and all such financial information shall be provided within fifteen (15) days after the applicable request from Landlord.

ARTICLE 7. PROPERTY PAYMENTS, ASSESSMENTS AND UTILITIES

7.1 Tenant's Required Payments. In addition to Additional Rent, Tenant acknowledges and agrees it is obligated to and shall perform all obligations of the owner of the Property under, and pay all costs and expenses which the owner of the Property may be required to pay in accordance with, any reciprocal easement agreements or any other documents or instruments of record now (or of record in the future if created or filed by or with the consent of Tenant) affecting

the Property, herein referred to collectively as the "**REA's**." Tenant shall promptly comply with all of the terms and conditions of the REA's during the term of this Lease.

7.2 Assessments. If any assessment for a capital improvement made by a public or governmental authority shall be levied or assessed against the Property, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment; provided however, that throughout the entire term of this Lease, Tenant shall pay all assessments that accrue during or are otherwise allocable to the term of this Lease.

7.3 Utility Payments. Tenant shall promptly pay when due all charges for water, gas, electricity, and all other utilities furnished to or used upon the Property, including all charges for installation, termination, and relocations of such service. Landlord, at its option, may require Tenant to furnish Landlord with evidence of payment of such charges upon thirty (30) days' written notice to Tenant.

7.4 Tenant's Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed Valuation of the Property. Tenant, at Tenant's sole cost and expense, shall have the right, at any time, to seek a reduction in the assessed valuation of the Property or to contest any taxes or utility charges that are to be paid by Tenant; provided however, Tenant shall (i) give Landlord written notice of any such intention to contest at least ten (10) business days before any delinquency could occur; (ii) indemnify and hold Landlord harmless from all liability on account of such contest; (iii) take such action as is necessary to remove the effect of any lien which attached to any of the Property or the improvements thereon due to such contest; and (iv) in the event of a final determination adverse to Tenant, prior to enforcement, foreclosure or sale, pay the amount involved together with all penalties, fines, interest, costs, and expenses which may have accrued. Tenant may use any means allowed by statute to protest Taxes or utility charges as defined in this Section 7.5 as long as Tenant remains current as to all other terms and conditions of this Lease. If the protested Taxes have not been paid, then at Landlord's request Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in the state where the Property is located. The amount of bond shall equal one hundred ten percent (110%) of the total amount of Taxes in dispute. The bond shall hold Landlord and the Property harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered. If Tenant seeks a reduction or contests any Taxes or utility charges, the failure on Tenant's part to pay the Taxes or utility charges shall not constitute a Default as long as Tenant complies with the provisions of this Section.

7.5 Landlord Not Required to Join in Proceedings or Contest Brought by Tenant. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless (a) the provisions of applicable law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Property or (b) if Tenant's counsel reasonably believes that Landlord's non-participation in such suit may adversely affect the outcome of such proceedings. In either such case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name, as long as Tenant agrees to pay or, at Landlord's option, reimburse, Landlord for any cost or expense relating thereto or arising as a result thereof. Tenant, on final determination of the action, proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

ARTICLE 8. FURNITURE, FIXTURES AND EQUIPMENT

8.1 Furniture, Fixtures, and Equipment. During the term, Tenant may, at Tenant's sole cost and expense, place or install such furniture, trade fixtures, equipment, machinery, furnishings, face plates of signage and other articles of movable personal property (collectively, "**Tenant's Personal Property**") on the Property as may be reasonably necessary for the conduct of Tenant's business. It is expressly understood that the term Tenant's Personal Property as used herein shall in no event extend to the Property Equipment. Tenant shall keep the Property Equipment in good working order and repair, shall replace the Property Equipment as necessary, shall not remove the Property Equipment from the Property and shall not permit any lien or other encumbrance to attach to the Property Equipment. Tenant may, from time to time, retire or replace the Property Equipment with new items of equipment purchased by Tenant, in which event such replaced equipment shall constitute the Property Equipment. All Property Equipment shall be the property of Landlord, and Tenant shall execute such instruments and documents as Landlord may require to evidence such ownership by Landlord.

8.2 Tenant Financing. Tenant may finance or lease Tenant's Personal Property at any time and from time to time during the term of this Lease. Tenant may, at its option, remove and replace Tenant's Personal Property periodically during the term of this Lease.

8.3 Removal of Tenant's Personal Property at Expiration of Lease. At the expiration or earlier termination of the Lease, providing there is no uncured Event of Default, all Tenant's Personal Property not owned by Landlord shall be removed by Tenant. Tenant shall promptly make such repairs to and restoration of the Tenant's Property as may be necessary to repair any damage to the Property from the removal of all such Tenant's Personal Property. Any of such Personal Property not so removed within a reasonable time shall be deemed abandoned, and Landlord may cause such property to be removed from the Property and disposed of, but the cost of any such removal shall be payable by Tenant upon written demand therefor by Landlord. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

8.4 Right to Affix Signs. Tenant shall have the right to decorate the Property and affix signs customarily used in its business upon the windows, doors, interior and exterior walls of the Property, and such free-standing signs as may seem appropriate to Tenant and are authorized by any governmental authority having jurisdiction over the Property and permitted by any covenants, conditions and restrictions encumbering the Property. Upon the expiration or earlier termination of the Lease, Tenant shall remove such signs within a reasonable time following receipt of written notice from Landlord; provided, however, in no event may Tenant remove free-standing signage (such as pole-mounted or monument signs) from the Property. Tenant promptly shall make such repairs and restoration of the Property as are necessary to repair any damage to the Property from the removal of the signs.

ARTICLE 9. MAINTENANCE AND REPAIRS OF THE PROPERTY

9.1 Obligation to Maintain the Property. Tenant, at its sole cost and expense, shall maintain the Property and each part thereof, structural and non-structural, in good order, condition and repair (including all sidewalks, driveways, landscaping, trash enclosures, and trash compacting and loading areas on the Property), in a neat and clean condition), and repair or replace, in good

condition and in compliance with applicable law, all: (i) structural parts of the buildings and other improvements located on the Property, including without limitation, the foundations, bearing and exterior walls, subflooring and roof (the "**Building**"); (ii) utility systems within or serving the Property, including unexposed electrical, gas, plumbing, and sewage systems, including, without limitation, those portions of the systems lying outside the improvements; (iii) window frames, gutters and downspouts on the improvements in which the Property is located; (iv) heating, ventilating, and air-conditioning systems servicing the Property; (v) the exterior grounds, landscaping, sidewalks, curbs, gutters, fences, and parking and paved areas of the Property; (vi) the Property Equipment (including all zoning licenses that authorizes the Tenant to operate the Property for the Use); and (vii) the interior and all other portions of the Property and shall make any necessary Repairs thereto, interior and exterior, whether extraordinary, foreseen or unforeseen but subject to the casualty and condemnation provisions of this Lease. When used in this Article 9, the term **"Repairs"** includes all such replacements, renewals, alterations, additions and betterments necessary for Tenant to properly maintain each of the Property in good order and condition and in compliance will all applicable laws. The adequacy of any and all Repairs to the Property required or conducted pursuant to this Article 9 shall be measured by and meet, at minimum, all of the following standards: (1) at least equal in quality of material and workmanship to the condition of the relevant Property(ies) prior to the need for such Repairs; (2) avoidance of any and all structural damage or injury to the Building or persons therein; and (3) any and all repairs, replacements or upgrades necessary to ensure compliance with the rules and regulations of all government agencies having jurisdiction over the relevant Property(ies), including all Environmental Laws and shall conform to the requirements of any covenants, conditions, restrictions or other permitted encumbrances which are of record. Landlord shall have no duty whatsoever to maintain, replace, upgrade, or repair any portion of the Property(ies), and Tenant hereby expressly waives the right to make repairs at the expense of Landlord, which right may be provided for under applicable law now or hereafter in effect; provided that Landlord shall be obligated to make any repair or replacement that is necessitated by the intentional misconduct or gross negligence of Landlord.

9.2 Repair Notice. If Tenant fails or neglects to commence and diligently proceed with all necessary repairs or fulfill its other obligations as set forth above (for the purposes hereof, the receipt by Tenant of a building permit (if necessary under applicable law to commence the applicable repair) shall be deemed to constitute the commencement of a repair under this Article) within thirty (30) days after the later of (i) the reasonable period necessary to obtain any required building permit, and (ii) receipt of written notice of the need therefor describing the applicable repair or other obligation (a "**<u>Repair Notice</u>**") (except in emergency situations involving risk of further damage to the Property(ies) or injury to persons, in which case no such grace period shall be applicable, and Tenant shall be obligated to commence immediately all necessary repairs and diligently proceed to complete same), then Landlord or its agents may enter the Property(ies) for the purpose of making such repairs or fulfilling such obligations. All out of pocket costs and expenses incurred as a consequence of such Landlord's action shall be paid by Tenant to Landlord within thirty (30) days after Landlord delivers to Tenant copies of invoices for such repairs or other obligations. Such invoices shall be prima facie evidence of the payment of the charges to be paid by Tenant.

ARTICLE 10. ALTERATIONS AND IMPROVEMENTS

10.1 Right to Make Alterations. Subject to the provisions of this Article 10, Tenant shall have the right to make changes, alterations or additions (collectively, "**Alterations**") to the Property that are required and necessary, in Tenant's reasonable judgment, to operate the Use on the Property. In addition, if the Alterations constitute a Minor Project, as defined below, then Tenant may make such Alteration without prior written consent of Landlord (such Minor Project, together with required and necessary repairs, each a "**Pre-Approved Alteration**"); provided, however, in no event shall any Alterations be made which, after completion, would: (i) reduce or adversely affect the value of the Building as they exist at the time that such Alterations are proposed; or (ii) affect the structural integrity of the Building. Tenant will provide Landlord notice and a description of the Alteration after completing any Pre-Approved Alteration. Any and all Alterations made by Tenant shall be at Tenant's sole cost and expense. Prior to the commencement of construction, (but excluding non-structural minor maintenance or repair projects and cosmetic refresh projects involving only painting, carpeting, floor covering and installation of moveable replacement Property Equipment, unless the cost exceeds $50,000.00 (a "**Minor Project**")), Tenant shall deliver promptly to Landlord detailed cost estimates for any such proposed Alterations, as well as all drawings, plans and other information regarding such Alterations (such estimates, drawings, plans and other information are collectively referred to herein as the "**Alteration Information**"). Delivery of the Alteration Information shall not be deemed to require that Landlord provide its consent to any Alteration that is not a Pre-Approved Alteration. To the extent any Alteration is not a Pre-Approved Alteration, Tenant must obtain Landlord's prior written consent before making such Alteration, but Landlord agrees not to unreasonably withhold, condition or delay its consent to such Alteration. Landlord's review of any Alteration Information shall in no event constitute any representation or warranty of Landlord regarding (x) the compliance of any Alteration Information with any governmental or legal requirements, (y) the presence or absence of any defects in any Alteration Information, or (z) the safety or quality of any of the Alterations constructed in accordance with any plans or other Alteration Information. Landlord's review of any of the Alteration Information shall not preclude recovery by Landlord against Tenant based upon the Alterations, the Alteration Information, or any defects therein. In making any and all Alterations, Tenant also shall comply with all of the following conditions:

(a) No Alterations shall be undertaken until Tenant shall have (i) procured and paid for, so far as the same may be required, all necessary permits and authorizations of all governmental authorities having jurisdiction over such Alterations, and (ii) delivered to Landlord prior to commencing any such Alterations written evidence of all such permits and authorizations. Landlord shall, to the extent necessary (but at no cost, expense, or risk of loss to Landlord), join in the application for such permits or authorizations whenever necessary, promptly upon written request of Tenant.

(b) Any and all structural Alterations of the Building shall be performed under the supervision of an architect and/or structural engineer.

(c) Except for Minor Projects, Tenant shall notify Landlord at least fifteen (15) days prior to commencing any Alterations so as to permit, and Tenant shall permit, Landlord access to the relevant Property(ies) in order to post and keep posted thereon such notice(s) as may be

provided or required by applicable law to disclaim responsibility for any construction on the relevant Property(ies).

(d) Any and all Alterations shall be conducted and completed in a commercially reasonable time period (subject to the terms of Article 10), in a good and workmanlike manner, and in compliance with all applicable laws, municipal ordinances, building codes and permits, and requirements of all governmental authorities having jurisdiction over the relevant Property(ies), and of the local Board of Fire Underwriters, if any; and, upon completion of any and all Alterations, Tenant shall obtain and deliver to Landlord a copy of the amended certificate of occupancy for the relevant Property(ies), if required under applicable law or by governmental authority. To the extent reasonably practicable, any and all Alterations shall be made and conducted so as not to disrupt Tenant's business.

(e) The cost of any and all Alterations shall be promptly paid by Tenant so that the Property at all times shall be free of any and all liens for labor and/or materials supplied for any Alterations subject to the next succeeding sentence. In the event any such lien shall be filed, Tenant shall, within five (5) days after receipt of notice of such lien, deliver written notice to Landlord thereof, and Tenant shall, within thirty (30) days after receipt of notice of such lien, discharge the same by bond or payment of the amount due the lien claimant. However, Tenant may in good faith contest such lien provided that within such thirty (30) day period Tenant provides Landlord with a surety bond or other form of security reasonably acceptable to Landlord, protecting against said lien. Upon written request from Landlord, Tenant shall provide Landlord promptly with evidence reasonably satisfactory to Landlord that all contractors, subcontractors or materialmen have been paid in full with respect to such Alterations and that their lien rights have been waived or released. In the event Tenant fails to either discharge such lien or protect against such lien in accordance with the foregoing, then Landlord shall have the option (but not the obligation) to pay such lien or post a bond to protect against such lien and pass through such costs to Tenant as Additional Rent. Pursuant to Chapter 713 Florida Statutes, this provision specifically provides that no interest of Landlord shall be subject to liens for improvements made by the Tenant at the Tenant's direction. This provision shall serve as notice to all potential construction lienors that the Landlord shall not be liable for and the Premises shall not be subject to liens for work performed or materials supplied at Tenant's request or at the request of anyone claiming an interest through Tenant. The foregoing provision shall be included in the Memorandum of Lease.

(f) Any and all Alterations to the Property shall become the property of Landlord upon termination of this Lease (except for movable equipment, personal property or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any fixtures, equipment, alterations and other improvements installed on the Property(ies) (the "**Additional Improvements**"), and restore the Property(ies) to its original condition, reasonable wear and tear and damage caused by casualty or condemnation excepted. In the event that Landlord so elects, and Tenant fails to remove the Additional Improvements, Landlord may remove the Additional Improvements at Tenant's cost, and Tenant shall pay Landlord on demand all reasonable costs actually incurred in removing Additional Improvements and restoration of the Premises as required. Notwithstanding this Article 10 to the contrary, if at the time of Landlord's approval of the plans and specification for any Alterations, Tenant requests in writing that Landlord designate which, if any, of the Alterations, Landlord will require Tenant to remove at Tenant's expense prior to the expiration or earlier termination of this Lease. Tenant shall not be obligated to remove any

of such Alterations from the Property(ies), except to the extent such removal is required in writing at the time of Landlord's approval of the plans and specifications therefor in response to such request from Tenant.

ARTICLE 11. INDEMNITY AND INSURANCE

11.1 Indemnification.

(a) As used in this Lease, (w) "**Landlord Parties**" means, collectively, Landlord, Landlord's Affiliates and Landlord's Lenders; (x) "**Landlord's Affiliates**" means Landlord's members, partners, officers, directors, shareholders, employees, agents or any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Landlord (for purposes of this definition, the term "**control**," "**controlled** by" or "**under common control with**" means the power, direct or indirect, to direct or cause the direction of the management and policies of Landlord, whether through the ownership of voting stock, by contract, as trustee or executor, or otherwise); and (y) "**Landlord's Lenders**" means any persons or entities providing financing to Landlord or Landlord's Affiliates, secured by a mortgage, deed of trust, deed to secure debt or similar interest, encumbering Landlord's fee simple interest in the Property or portion thereof (whether or not any such person or entity is also a Landlord's Lender). To the extent not prohibited by law, none of the Landlord Parties shall be liable, under any circumstances, and Tenant hereby releases all Landlord Parties, for any loss, injury, death or damage to person or property (including but not limited to the business or any loss of income or profit therefrom) of Tenant, Tenant's members, officers, directors, shareholders, agents, employees, contractors, customers, invitees, or any other person in or about the Property, whether the same are caused by (a) fire, explosion, falling plaster, steam, dampness, electricity, gas, water, rain; or (b) breakage, leakage or other defects of sprinklers, wires, appliances, plumbing and plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements; or (c) theft, acts of God or nature, acts of the public enemy, riot, strike, insurrection, civil unrest, war, court order, requisition or order of governmental body or authority; or (d) any act or omission of any other occupant of the Property; or (e) operations in construction of any private, public or quasi-public work; or (f) Landlord's reentering and taking possession of the Property in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided; or (g) any other cause, including damage or injury which arises from the condition of the Property, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant, or which may arise through repair, alteration or maintenance of any part of the Property or failure to make any such repair, from any condition or defect in, on or about the Property; provided, however, that the foregoing release set forth in this Section 11.1 shall not be applicable to any claim against a Landlord Party to the extent, and only to the extent, that such claim is directly attributable to the gross negligence or willful misconduct of such Landlord Party, as determined by a final, non-appealable judgment (or by a judgment which such Landlord Party elects not to appeal) by a court of competent jurisdiction. Without limiting the foregoing, Tenant hereby waives any right to any direct or indirect consequential or punitive damages against any Landlord Parties arising out of any claim in connection with or related to this Lease, the Property, or any portion thereof.

(b) In addition to any and all other obligations of Tenant under this Lease (including, without limitation, under any indemnity or similar provision set forth herein), to the extent permitted by law, Tenant hereby agrees to fully and forever indemnify, protect, defend (with counsel selected by Tenant but acceptable to Landlord in its sole discretion) Landlord, and hold all Landlord Parties free and harmless or, from and against any losses, cost, damage, expense and/or liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising at any time and from any cause whatsoever in or about the Property, claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, or expenses (including, without limitation reasonable attorneys', consultant, testing and investigation and expert fees and court costs), whether known or unknown, whether liquidated or unliquidated: (a) arising out of or in any way related to or resulting directly or indirectly from: (i) the use, occupancy or activities of Tenant, its subtenants, agents, employees, contractors or invitees in or about the Property; (ii) any failure on the part of Tenant to comply with any applicable law, code or regulation, including, without limitation, all Environmental Laws; (iii) any Event of Default under this Lease (including, without limitation, as a result of any termination by Landlord, following an Event of Default, of any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Property; (iv) any other loss, injury or damage described in Section 11.1; (v) in connection with mold at the Property; or (vi) work or labor performed, or materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in, on or about the Property; and (b) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or Release at, on, under, to or from the Property of Hazardous Materials. Notwithstanding the foregoing, in no event shall Tenant's obligations in this Section 11.1 apply to any claim against a Landlord Party to the extent, and only to the extent, that such claim is directly attributable to the willful misconduct of such Landlord Party. All of the personal or any other property of Tenant kept or stored at, on or about the Property shall be kept or stored at the sole risk of Tenant. Without limiting the foregoing, Tenant shall pay on demand all fees and costs of Landlord (including, without limitation, reasonable attorneys' fees and costs) in connection with any enforcement by Landlord of the terms of this Lease and any amendment to this Lease requested by Tenant.

(c) The provisions of this Article 11 are Surviving Obligations (defined below). Tenant hereby waives the provisions of any applicable laws restricting the release of claims, or extent of release of claims, which Tenant does not know or suspect to exist at the time of release, which, if known, would have materially affected Tenant's decision to agree to the release contained in this Article 11. In this regard, Tenant hereby agrees, represents, and warrants to Landlord that Tenant realizes and acknowledges that factual matters now unknown to Tenant may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to this Lease, the Property and all dealings in connection therewith. For purposes of this Lease, "**Surviving Obligations**" means any obligations of Tenant under this Lease, actual or

contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

11.2 Insurance.

(a) Insurance Company Requirement. Insurance required by this Lease shall be issued by companies holding a general policyholder's rating of A-VIII or better as set forth in the most current issue of Best's Insurance Guide and authorized to do business in the state in which the Property is located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord.

(b) Insurance Certificate Requirements. Tenant shall deliver to Landlord evidence of the existence and amounts of the insurance with additional insured endorsements and loss payable clauses as required herein. Tenant shall deliver to Landlord a Certificate of Liability Insurance in connection with Tenant's liability policy(ies), and an Evidence of Property Insurance in connection with Tenant's property policy(ies). No policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the liability of Tenant arising under or out of this Lease.

(c) The insurance required to be maintained herein may be carried under blanket policies. The insurance shall provide for payment of loss to Landlord.

(d) Minimum Acceptable Insurance Coverage Requirements.

(i) Tenant shall, at Tenant's expense, obtain and keep in full force during the term of this Lease a policy of combined single limit bodily injury and property damage insurance written on an occurrence basis insuring Tenant (with Landlord as an additional insured) against any liability arising out of ownership, use, occupancy, or maintenance of the Property and all of their appurtenant areas. The insurance shall be in an amount not less than Two Million Dollars ($2,000,000) per occurrence; provided however, following receipt of written notice from Landlord the limits of such insurance shall be increased from time to time during the term of this Lease to such amount as may be deemed commercially reasonable by Landlord. The policy shall provide blanket contractual liability coverage. However, the limits of the insurance shall not limit the liability of Tenant. In addition, Tenant shall, at Tenant's expense, obtain and keep in full force during the term of this Lease an umbrella liability policy in an amount not less than Ten Million Dollars ($10,000,000) in excess of primary insurance. The insurance to be maintained by Tenant pursuant to this Section (d) shall be primary and not contributory to any other insurance maintained by Landlord.

(ii) Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a "Special Form" (as such term is used in the insurance industry) policy of property insurance covering loss or damage to the Property. The insurance shall be in an amount not less than the full guaranteed replacement cost of the Building(s) (less slab, foundation, supports and other customarily excluded improvements). The policy shall contain only standard printed exclusions; include an agreed value endorsement waiving any co-insurance penalty, and an

ordinance or law coverage endorsement covering increased costs resulting from changes in laws or codes, and demolition and removal of the damaged structure. In no event shall any deductible payable in connection with such policy exceed Ten Thousand Dollars ($10,000).

(iii) If any of the Property is located in Flood Zone A or V as defined by the Federal Emergency Management Agency (FEMA), Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of insurance covering loss or damage due to flood with respect to those Properties.

(iv) Tenant shall also obtain and keep in force during the term of this Lease a policy of Business Interruption insurance covering a period of one (1) year. This insurance shall cover all Taxes and insurance costs for the same period in addition to one (1) year's lease rent amount.

(v) Tenant shall also obtain and keep in force during the term of this Lease a worker's compensation policy, insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which each of the Property is located, including Employer's Liability insurance, in an amount of not less than One Million Dollars ($1,000,000).

(vi) Should any financial assurance requirements pursuant to Environmental Laws be imposed on Tenant's use of, or activities at, the Property, Tenant promptly and timely shall comply with those requirements as they take effect. Tenant shall maintain, in form and content acceptable to Landlord (and only containing those exclusions and exceptions acceptable to Landlord) pollution liability insurance in favor of Landlord which names Landlord as, an additional insured as set out in Section 11.2(e) herein, and any third parties which might be affected, in an amount of at least One Million Dollars ($1,000,000) per occurrence providing coverage for the investigation and/or remediation of any Hazardous Materials released at, on, under or from the Property, property damage (including, without limitation, natural resource damages) and compensation for personal injuries, specifically including all pre-existing conditions. Tenant shall provide a certificate of insurance evidencing such required coverage prior to the Commencement Date, and such certificate shall provide that the policy may not be cancelled or amended in any material respect without thirty (30) days' prior written notice to Landlord.

(vii) Intentionally Deleted.

(viii) Tenant shall maintain such other insurance with carriers meeting the insurance company requirements of Section 11.2(a), in favor of such parties, and in such forms and amounts as shall be reasonable and customary from time to time for properties similar in nature and use to the Property, as may reasonably be required from time to time by Landlord or Landlord's lender, upon not less than thirty (30) days' prior written notice to Tenant, and shall provide Landlord with such evidence of such coverage as Landlord may reasonably request.

(e) Additional Insureds. Tenant shall name as additional insureds (by way of a CG 20 26 endorsement or similar endorsement) and loss payees on all insurance, Landlord, Landlord's successor(s), assignee(s), nominee(s), nominator(s), and agents with an insurable interest as follows:

TENANT, ITS OFFICERS, DIRECTORS, MEMBERS AND ALL SUCCESSOR(S), ASSIGNEE(S), SUBSIDIARIES, CORPORATIONS, PARTNERSHIPS, PROPRIETOR-SHIPS, JOINT VENTURES, FIRMS, AND INDIVIDUALS AS HERETOFORE, NOW, OR HEREAFTER CONSTITUTED ON WHICH THE NAMED INSURED HAS THE RESPONSIBILITY FOR PLACING INSURANCE AND FOR WHICH SIMILAR COVERAGE IS NOT OTHERWISE MORE SPECIFICALLY PROVIDED.

11.3 Mortgage Endorsement. If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the property with loss payable to such holder or holders as their interests may appear.

11.4 Renewals, Lapses or Deficiencies. Tenant shall, within ten (10) business days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or renewal binders. Should Tenant fail to provide to Landlord the renewals or renewal binders, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord may immediately replace the deficient insurance coverage with a policy of insurance covering the Property of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the total cost of premiums and expense of such insurance placement plus reasonable handling fees. Tenant shall not do or permit to be done anything that shall invalidate the insurance policies. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies, then upon Landlord's demand Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the additional premiums attributable to any acts or omissions or operations of Tenant causing the increase in the cost of insurance.

11.5 Waiver of Subrogation. Tenant hereby waives and releases any and all right of recovery against Landlord, including, without limitation, employees and agents, arising during the term of this Lease for any and all loss (including, without limitation, loss of rental) or damage to property located within or constituting a part of the Property. This waiver is in addition to any other waiver or release contained in this Lease. Tenant shall have its insurance policies issued in such form as to waive any right of subrogation that might otherwise exist, and shall provide written evidence thereof to Landlord upon written request.

ARTICLE 12. PARTIAL AND TOTAL DESTRUCTION OF THE PROPERTY

12.1 Restoration. If at any time during the Lease Term, the Property or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature, Tenant shall promptly apply for all necessary permits, but in any event not later than 60 days after the final adjustment of insurance with respect to the casualty (or, if an uninsured casualty, after the date of damage or destruction), subject to Force Majeure (as defined in Section 25.16 below) extension, and upon issuance of such permits thereafter diligently proceed to repair, replace or rebuild such Property as nearly as possible to their condition and character immediately prior to such damage with such variations and Alterations required by Tenant to conform to design standards then in effect for the Property in accordance with the Use or changes in applicable law and building regulations (the "**Restoration Work**"). In no event shall the repair or replacement of a casualty at a Property extend beyond any applicable period which would cause a Default under, or provide any person

with a right to purchase a Property, under a real property covenant or restriction affecting such Property.

12.2 All property and casualty insurance proceeds payable to Landlord or Tenant (except (i) insurance proceeds payable to Tenant on account of Tenant's trade fixtures or inventory; and (ii) insurance proceeds payable from comprehensive general public liability insurance, or any other liability insurance) at any time as a result of casualty to the Property shall be paid jointly to Landlord and Tenant for purposes of payment for the cost of the Restoration Work, except as may be otherwise expressly set forth herein. Landlord and Tenant shall cooperate in order to obtain the largest possible insurance award lawfully obtainable and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate same and to cause such proceeds to be paid as hereinbefore provided. The proceeds of any such insurance in the case of loss shall, to the extent necessary, be used first for the Restoration Work with the balance, if any, payable to Tenant. If insurance proceeds as a result of a casualty to the relevant Property(ies) are insufficient to complete the Restoration Work necessary by reason of such casualty, then Tenant shall be responsible for the payment of such amounts necessary to complete such work.

12.3 This Lease shall not be affected in any manner by reason of the total or partial destruction to the Property or any part thereof and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender the Property or any portion thereof because of the total or partial destruction of the Property (prior to the expiration of the Lease). Base Rent and Additional Rent required to be paid by Tenant hereunder shall not abate as a result of any casualty.

ARTICLE 13. CONDEMNATION

13.1 Vesting Date. If 50% or more of the Property, or more than 50% of the existing access to or from the Property, shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof and such taking makes such Property unusable for the purposes set forth in Article 6, then this Lease shall terminate as of the date that possession has been so taken (the "**Vesting Date**").

13.2 Condemnation.

(a) In the event of a taking of less than 50% of the Property or 50% of the access thereto, Tenant may elect to terminate this Lease as to such entire Property (and not just the portion thereof so taken) and not restore such Property if, by reason of the taking, the taking shall result in a diminution in value of more than 25% of the Property and as a result of such taking Tenant's business at the Property has been materially and adversely affected. Tenant's business at the Property will be deemed materially adversely affected only if there is (i) a taking of a portion of the Building located at the Property making the Building obsolete for Tenant's Use, (ii) a taking of access to the Property in which an alternative access is not available, or (iii) a taking of a significant number of parking spaces where the remaining spaces are inadequate for Tenant's Use and alternative parking spaces are not available, or (iv) a taking that would preclude use of the Property for its current use under applicable zoning or other use regulations.

(b) In the event of a taking described in Section 13.1, or Tenant elects by reason of any of the events described in Section 13.2(a) to terminate the Lease as to a Property ("**Condemned Property**"), Tenant shall give written notice to Landlord of its intention to so terminate within 60 days after formal notice of the proposed taking is given to Tenant, and this Lease shall terminate with respect to the Condemned Property as of the last day of the calendar month following the month in which such notice is given. In the event the condemning authority revokes or terminates its condemnation proceeding, Landlord, prior to the date set for termination of this Lease with respect to the Condemned Property may, by notice to Tenant, elect to rescind such termination. In the event of such termination, however, Tenant shall pay to Landlord, prior to such termination date, an amount equal to the Base Rent and any then accrued Additional Rent in each case payable under this Lease to the date of such termination, and neither party shall have any further rights or liabilities under this Lease with respect to the Condemned Property (except for rights and liabilities that explicitly survive termination or expiration of the Lease as set forth herein). With respect to any items of Additional Rent which are payable by Tenant in the event of such termination, but which are not then ascertainable, Tenant shall pay to Landlord an amount equal to such Additional Rent as and when the same is determined. The covenants and agreements with respect to the adjustment and payment of items of Additional Rent shall survive the termination of this Lease.

13.3 Termination. In the event of a taking resulting in the termination of this Lease pursuant to the provisions of Sections 13.1 or 13.2, the parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking and further agree that the aggregate net award shall be distributed as follows:

(a) Landlord shall have the unqualified right to pursue its remedies against the condemnor for the full value of Landlord's fee interest and other property interests in and to the Property including, without limitation, the Building and Property Equipment.

(b) Tenant shall have the right to pursue its remedies against the condemnor for the full value of Tenant's leasehold estate and the Property Equipment including, without limitation, the interruption of its business, loss of goodwill, and moving expenses, provided that any such claim does not serve to diminish, in any respect, Landlord's potential award.

13.4 Reconstruction. In case of a taking of less than 50% of the Property or 50% of the access thereto, and if this Lease is not terminated as provided in Section 13.2 above, Tenant shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award and unavoidable delays) to repair or reconstruct the affected Building to a complete architectural unit (all such repair, reconstruction and work being referred to in this Article as "**Reconstruction Work**"). Landlord shall reimburse Tenant for the cost of the Reconstruction Work up to and not exceeding the net compensation amount realized by Landlord as a result of such taking (i.e., the gross amount of the compensation received by Landlord from the taking authority less all costs and expenses reasonably incurred by Landlord in pursuing, prosecuting, and/or recovering its claim to such award). All Reconstruction Work shall be performed pursuant to (and subject to) the requirements for Alterations set forth in Article 10.

13.5 Base Rent Reduction. In case of a taking of less than 50% of a Property, or less than 50% of the access thereto, and if this Lease is not terminated as to such Property as provided

in Section 13.2 above, the Base Rent payable hereunder shall, from and after the date of such taking, be reduced by an amount equal to the product of (i) 6.0% multiplied by (ii) the net condemnation proceeds retained by Landlord after the application of any such proceeds to the repair, restoration, or replacement necessitated by the condemnation.

13.6 Temporary Taking Compensation. Any compensation for a temporary taking shall be payable to Tenant without participation by Landlord, except to the proportionate extent such temporary taking extends beyond the end of the Lease Term, and there shall be no abatement of Rent as a result thereof.

13.7 Base Rent Reduction Due to Lease Termination. Upon a condemnation event in which the Lease is terminated, Tenant shall pay (i) all Base Rent and Additional Rent and other charges with respect to this Lease to the date of termination, and (ii) an amount determined by Landlord that allows Landlord to be "made whole" and recover from Tenant the difference between the amount of $8,500,000 and Landlord's net recovery (after Landlord's expenses and costs incurred) in connection with the condemnation.

ARTICLE 14. ASSIGNMENT AND SUBLETTING

14.1 Tenant's Right of Assignment and Subletting. Tenant shall not voluntarily or by operation of law assign or sublease its interest in this Lease or in the Property, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such assignment or sublease made without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a Default under this Lease. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any sublease request provided that such sublease (i) prohibits any noxious use, (ii) does not release Tenant from any obligation under this Lease, (iii) such sublease does not extend beyond the Term, and (iv) Landlord is named as a notice party in the sublease; and (v) Landlord receives copies of all sublease documents reasonably requested. It shall not be unreasonable for Landlord to withhold its consent to any proposed sublease if the proposed transferee or sublessee does not meet certain criteria, including, but not limited to, the transferee's financial condition, the nature, quality and character of the transferee, the identity or business character of the transferee, the nature of the use and occupancy and the transferee's business experience.

14.2 Permitted Assignment. Notwithstanding Section 14.2 above, Tenant may assign this Lease without Landlord's consent (a "**Permitted Assignment**") and Tenant shall be released from liability under this Lease from and after the effective date of such Permitted Assignment, provided that: (i) Tenant has not previously received written notice from Landlord of any Default, including an Event of Default or otherwise, under this Lease continuing as of the effective date of such assignment; (ii) no later than ten (10) days after the effective date of such assignment, Landlord is provided with written notice and copies of all conveyance or transfer documents in connection with such assignment; (iii) such Permitted Assignment occurs in connection with a sale of all or substantially all of Tenant's assets, stock or other interests (or the stock or interests of Tenant's corporate parents (i.e. a direct or indirect change of control), or (iv) the third party assignee has (a) an investment grade credit rating as provided for by S&P / Moody's, or (b) creditworthiness substantially equal to or superior than that of Tenant and Guarantor at the time of such assignment, based on standards solely determined by the Landlord.

14.3 Subletting. Tenant shall have the right to sublet any portion of the Property at any time with Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that such sublease (i) prohibits any Noxious Use, (ii) does not release Tenant from any of its obligations under the Lease, (iii) does not extend beyond the primary term of the Lease, and (iv) Landlord is named as notice party and receives copies of all sublease documentation reasonably requested by Landlord. Upon any sublease, Landlord may require the Tenant and subtenant to execute a subordination, non-disturbance and attornment agreement in form reasonably acceptable to Landlord, Tenant and subtenant; provided that the terms of such sublease shall not be modified thereby. In addition, if the subtenant or Landlord requests the other to execute a subordination, non-disturbance and attornment agreement in connection with such sublease, subtenant or Landlord will not unreasonably withhold or delay its consent to such agreement, provided that in the event of the cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease by operation of law prior to the expiration date of the sublease, subtenant shall make full and complete attornment to Landlord under either the terms of this Lease or the terms of the sublease, in Landlord's sole and absolute discretion. In the event that Landlord elects to apply the terms of this Lease to a subtenant after the termination or cancellation of this Lease, Base Rent for the Property subleased to such subtenant shall be determined by fair market value appraisal obtained by Landlord at the time of termination of this Lease, but not less than any allocation of Base Rent to the Property in this Lease. Tenant acknowledges and agrees that any sublease shall be subordinate to the terms and conditions of this Lease in all respects.

14.4 Landlord's Option to Preserve Subtenancies. In the event of Tenant's surrender of this Lease or the termination of this Lease in any other manner, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. No merger shall result from Tenant's sublease of the Property under this Section 14.4, Tenant's surrender of this Lease, or the termination of this Lease in any other manner.

14.5 Tenant's Assignment of All Rent from Subletting as Security for Tenant's Obligations. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Property as permitted by this Lease, which assignment shall become effective immediately upon an uncured Event of Default. Until a Default by Tenant beyond any applicable cure period, Tenant may collect and retain all rents from any subletting of all or a part of the Property. In the event of a material Default by Tenant beyond any applicable cure period, Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect the rent and apply it toward Tenant's obligations under this Lease.

14.6 Continuing Obligation of Tenant. No transfer permitted by this Article 14 shall release Tenant or any guarantor of Tenant's obligations under this Lease or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article 14. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee Defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action

shall not relieve Tenant's liability under this Lease, except that Tenant shall not be liable for any extension of the term or increase in rentals made without Tenant's prior written consent.

14.7 Landlord's Right of Assignment. This Lease shall be fully assignable by the Landlord or its successors and assigns. In connection with any assignment of this Lease, Tenant shall execute and deliver to Landlord, within five (5) days after Landlord's request, a subordination, non-disturbance and attornment agreement as may be requested by Landlord's assignee's lenders (an "**SNDA**"). If Landlord does not receive the SNDA within such five (5) day timeframe, then Landlord shall deliver a second notice to Tenant requesting Tenant to executed the SNDA within five (5) days after Landlord's second request. In addition, Tenant agrees to cooperate reasonably with Landlord in connection with any such sale or assignment, at Landlord's sole cost and expense, except that Tenant shall pay to Landlord upon written demand therefor an administrative fee in the amount of five hundred dollars ($500.00) per day for each day that Tenant is delinquent, beyond the time periods set forth herein, in delivering to Landlord the executed SNDA or other documents that Tenant is required to provide under this Section 14.7 or otherwise set forth in this Lease. From and after the effective date of any such assignment, provided that the assignee has expressly assumed Landlord's obligations hereunder, Landlord will be released from any liability thereafter arising with respect to the Property. Without limiting the foregoing, Tenant agrees that Landlord may agree with any purchaser or assignee of the Property to provide (or have a Landlord's Affiliate provide) asset management and/or act as servicer regarding the Property, provided that such services shall not interfere with or impede Tenant's use and occupancy of the Property.

14.8 Creation of New Leases. Notwithstanding anything to the contrary in this Lease, at any time and from time to time, Landlord may, without consent or approval from Tenant: (i) sever this Lease with respect to the Property and thereby remove the Property from this Lease and subject the Property to one or more new lease agreements (each, a "**New Lease**"), and will be in substantially the same terms and conditions as are in this Lease (except for (A) revisions to the amount of Base Rent which shall be determined by Landlord and allocated to the Property, (B) the commencement date of such New Lease, which shall be set forth therein and (C) the deletion of this Section 14.8 from such New Lease), which New Lease will be for the purpose of transferring title to such Property and the New Lease to a third party; (ii) sever this Lease with respect to the Property, and cause the Property to be subject to one or more separate lease agreements between Landlord and Tenant upon substantially the same terms and conditions as this Lease, except for revisions to the description of the Property and the amount of Base Rent; or (iii) assign to a third party any part of this Lease or any lease agreement created pursuant to this Section 14.7. The landlord under any such New Lease is referred to herein as the "**Successor Landlord**." The Base Rent under the New Lease may be increased, at Landlord's sole election, by an amount that will cause the aggregate Base Rent over the remaining term of the New Lease, after accounting for the revised rent escalation structure set forth below, to be equal to the aggregate Base Rent payable for such Properties over the remaining term of this Lease if this Lease had not been amended and restated. The new Base Rent will become effective as of the date Landlord (or Successor Landlord) and Tenant execute the New Lease (such increase being referred to as the "**Base Rent Increase**"). The new rent, as established under the Base Rent Increase will escalate by two percent (2.0%) per annum. The New Lease shall be executed by Tenant within ten (10) days after request from Landlord to sever this Lease as provided herein. The obligations of any Guarantor will not be reduced or diminished as a result of the execution of one or more New Leases.

ARTICLE 15. DEFAULT AND TERMINATION

15.1 Event of Default. The occurrence of any of the following events (each an "**Event of Default**") shall constitute a Default by Tenant:

(a) Nonpayment of Base Rent. Failure to pay any installment of Base Rent hereunder when payment is due. Notwithstanding the occurrence of such an Event of Default or anything in the Lease to the contrary, Landlord shall not be entitled to exercise its remedies for an Event of Default under this Section 15.1(a), unless and until Landlord shall have given Tenant notice of late Base Rent and a period of five (5) business days from the actual receipt of such notice shall have elapsed without such Default being cured; provided that Landlord shall only be required to provide one (1) notice for a Default under this Section 15.1(a) during any twelve (12) month period of the Lease, and any subsequent Default following receipt of such 1st notice under this Section 15.1(a) during such 12-month period shall be an Event of Default after three (3) business days, regardless of notice.

(b) Nonpayment of Additional Rent. Failure to pay any amount of Additional Rent on or before the date when due and such failure continuing for twenty-one (21) days following delivery to Tenant by Landlord of written notice specifying such failure.

(c) Insolvency. If at any time during the Term, (i) proceedings in bankruptcy are instituted (voluntarily or involuntarily) by or against Tenant, that result in the filing of a voluntary petition or the entry of an order for relief, or (ii) Tenant files, or any creditor or other person files against Tenant, any petition in bankruptcy (i.e., seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) under the Bankruptcy Code of the United States of America (or under any other present or future federal or state statute, law or regulation of similar intent or application), and such filing is not vacated or withdrawn within sixty (60) days thereafter, or (iii) a trustee or receiver is appointed to take possession of the Property, or of all or substantially all of the business or assets of Tenant, and such appointment is not vacated or withdrawn and possession restored to Tenant within sixty (60) days thereafter, or (iv) a general assignment or arrangement is made by Tenant for the benefit of creditors, or (v) any sheriff, marshal, constable or other duly-constituted public official takes possession of any of the Property, or of all or substantially all of the business or assets of Tenant by authority of any attachment, execution, or other judicial seizure proceedings, and if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof, or (vi) Tenant admits in writing Tenant's inability to pay its debts as they become due; or (vii) Tenant files an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant, respectively, in any such proceeding; or (viii) within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all Defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

(d) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant, or any affiliate of Tenant, was materially false or misleading when given.

(e) Required Documents. The failure by Tenant to deliver any of the documents required pursuant to this Lease (the "**Required Documents**"), within fifteen (15) business days (unless another time period is otherwise specified in this Lease) of Landlord's request therefor. In addition to any rights or remedies otherwise set forth herein, if Tenant fails to provide to Landlord or its designee any of the Required Documents within the applicable time periods set forth in this Lease (subject to the foregoing cure period), Tenant shall pay to Landlord, at Landlord's option and in its discretion, an amount equal to $500 per diem for each Required Document (up to a maximum of $5,000 per document) that is not delivered within five (5) days after the expiration of the applicable cure period.

(f) Financial Information; Property Exclusions; Liens. Tenant fails in any of its obligations set forth in Section 6.4, where any such failure continues for a period of fifteen (15) days after written notice of such failure is delivered by Landlord to Tenant; or any claim of lien is recorded against the Property, and such claim of lien continues for thirty (30) days without discharge (by bonding or other means available pursuant to applicable law), satisfaction or provision for payment being made by or on behalf of Tenant.

(g) Insurance. Any failure of Tenant to maintain the policies of insurance required under this Lease, and such breach continues for a period of five (5) business days after written notice of such failure is delivered to Tenant.

(h) Intentionally omitted.

(i) Other Obligations. The failure by Tenant to timely perform any obligation, agreement or covenant under this Lease, other than those matters specified in Sections 15.1(a)-(h) above and any such failure continues for a period of thirty (30) days after written notice of such failure is delivered to Tenant.

(j) Guarantor Default. The default of any Guarantor of a Guarantor's obligations under any guaranty of this Lease that is not cured within thirty (30) days after notice from Landlord of same, the attempted repudiation or revocation of any such guaranty or the participation by any such guarantor.

(k) Any notice delivered pursuant to this Section 15.1 shall be in lieu of, and not in addition to, any notice required by law.

15.2 Landlord's Remedies. Landlord shall have any one or more of the following remedies after the occurrence of an uncured Default by Tenant. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law, in equity, or otherwise:

(i) Landlord shall have the right, with or without notice or demand, immediately upon expiration of any applicable grace period specified herein, to terminate this Lease (or Tenant's possession to the Property), and at any time thereafter recover possession of

the Property and expel and remove therefrom Tenant and any other person occupying the same by any lawful means, and repossess and enjoy the Property without prejudice to any of the remedies that Landlord may have under this Lease. If Tenant fails to so surrender the Property, then Landlord, without prejudice to any other remedy it has for possession of the Property or arrearages in rent or other damages, may re-enter and take possession of the Property and expel or remove Tenant and any other person or entity occupying the Property or any part thereof, without being liable for any damages, whether caused by negligence of Landlord or otherwise. If Landlord elects to terminate this Lease (or to terminate Tenant's right of possession), Landlord shall also have the right to reenter the Property or any portion thereof and take possession of and remove all personal property of Tenant, if any, in the Property. If Landlord elects to terminate this Lease and/or Tenant's right to possession, or if Tenant's right to possession is otherwise terminated by operation of law, Landlord may recover as damages from Tenant the following: (i) all Rent then due under this Lease through the date of termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided (discounted by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%), (iv) the cost of reletting the Property, including without limitation, the anticipated period of vacancy until the Property can be re-let at its respective fair market rental value; and (v) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default, including but not limited to, tenant improvement costs; reasonable attorneys' fees; brokers' commissions; any costs required to return the Property to the condition required at the end of the Lease Term; the costs of refurbishment, alterations, renovation and repair of the Property; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, alterations, tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove; and (vi) all other monetary damages allowed under applicable law. Efforts by Landlord to mitigate the damages caused by the Event of Default (or Tenant's Default under this Lease) shall not waive Landlord's right to recover damages under the foregoing provisions.

As used in this subsection (i), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing, including, without limitation, any rights to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Property after any termination of this Lease. Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing, to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Property after any termination of this Lease.

(ii) If Landlord does not elect to terminate this Lease, then this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under law. Landlord shall not be deemed to have terminated this Lease except by an express statement in writing. Acts of maintenance or preservation, efforts to relet the Property, or the appointment of

a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession unless such election is expressly stated in writing by Landlord. Notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant's right to possession and this Lease. If Landlord elects to relet the Property or any portion thereof for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any and all costs of such reletting (including, without limitation, attorneys' fees, alterations and repairs to any of the Property, and tenant improvement costs, if any); second, to the payment of any and all indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of any and all Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If the rent received from the reletting is less than the sum of the costs of reletting, other indebtedness due by Tenant, and the Rent due by Tenant, then Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly.

(iii) Landlord may pursue any other remedy now or hereafter available to Landlord under the laws and judicial decisions of State in which the Property is located in addition to and not as an alternative remedy to those provided hereunder.

(iv) In the event Tenant incurs any monetary Default related to any existing indebtedness that secures the Property and which is not cured within one hundred and fifty (150) days, Landlord shall have the right terminate the Lease.

(v) Upon the occurrence of an Event of Default, Landlord shall have all rights and remedies hereunder and under applicable law immediately. Except only as may be required by statute which cannot be waived lawfully, (i) Landlord shall have no obligation to give any notice after an Event of Default as a condition to Landlord's pursuit of any right or remedy; and (ii) Landlord shall have no obligation to accept the attempted or purported cure of, or to waive, any Event of Default, regardless of tender of delinquent payments or other performance by Tenant, or any other event or condition whatsoever; and Tenant shall not have any right to cure any Event of Default, and no right to cure shall be implied. Without limiting the foregoing, after the occurrence of any Event of Default (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Landlord executes and delivers a written agreement in which Landlord expressly states that such Event of Default has ceased to continue. Landlord shall not be obligated under any circumstances whatsoever to execute and deliver any such writing. Without limitation, this Section shall govern in any case where reference is made in this Lease to (x) any "cure" (whether by use of such word or otherwise) of any Event of Default, (y) "during an Event of Default" or "the continuance of an Event of Default" (in each case, whether by use of such words or otherwise), or (z) any condition or event which continues beyond the time when the same becomes an Event of Default.

(vi) Nothing in this Article shall be deemed to affect Tenant's obligation to indemnify, defend, protect and hold harmless Landlord and the other Landlord Parties under this Lease.

The term "**Rent**" as used in this Section 15.1 means all sums payable by Tenant pursuant to the Lease, including, without limitation, all Base Monthly Rent, additional rent, Taxes, and insurance.

15.3 Whether or not Landlord elects to terminate this Lease or Tenant's right to possession of the Property on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity, including, but not limited to, the right to re-enter the Property and, to the maximum extent provided by law, Landlord shall have the right to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Property or, in Landlord's sole discretion, may succeed to Tenant's interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions, or arrangements, Tenant shall have no further right to or interest in the rent or other consideration receivable thereunder as of the date of notice by Landlord of such election.

15.4 Waiver of Notice/Performance by Landlord. Notwithstanding any provision herein, (a) if Tenant is required to comply with any governmental requirement, Tenant shall not be entitled to notice of Default from Landlord and right to cure beyond the period within which such compliance may be required by applicable law or government agency; and (b) if in Landlord's reasonable determination the continuance of any Default by Tenant for the full period of notice provided for herein will constitute a threat of injury or harm to persons, or damage or loss of value to property, Landlord may, with or without notice, elect to perform those acts with respect to which Tenant is in Default for the account and at the expense of Tenant. If by reason of such governmental requirement or Default by Tenant, Landlord is compelled or elects to pay any sum of money (including, without limitation, attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), such sums so paid by Landlord, plus an administrative charge of fifteen percent (15%) of such sums, shall be due to Landlord from Tenant within ten (10) days after written demand therefor from Landlord, in addition to any other amounts to be paid by Tenant under this Lease.

15.5 Late Charge. In addition to any interest charged to Tenant under this <u>Section 15.5</u>, if any payment of Base Rent or Additional Rent is not received by Landlord from Tenant when such payment is due to Landlord hereunder, such payment shall be deemed delinquent and cause Landlord to incur additional administrative expense in connection with this Lease. Landlord and Tenant agree that such cost to Landlord is difficult to anticipate or ascertain, and agree that a reasonable estimate of such additional cost to Landlord will cause Tenant to incur a late fee of five hundred dollars ($500) for the first delinquent payment of Base Rent or Additional Rent and a late fee of ten percent (10%) on each such subsequent delinquent payment of Base Rent or Additional Rent (the "**<u>Late Fee</u>**"), due and payable immediately with the delinquent Base Rent or delinquent Additional Rent, as the case may be.

15.6 Interest. Tenant hereby acknowledges that late payment by Tenant of Base Rent, Additional Rent and/or any other sums due by Tenant hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, in addition to any Late Fee due from Tenant hereunder, any sum due by Tenant under this Lease which is not paid when due shall bear interest at the greater of twelve percent (12%) per annum of

such sums (including on the amount of the Late Fee, from the date it is incurred), or the maximum rate allowed under applicable law, from the date such sum becomes due and payable by Tenant hereunder until paid, unless otherwise expressly provided in this Lease. Payment of interest and Late Fees shall be in addition to any expenses incurred as Additional Rent on account of such delinquent payment of Base Rent or Additional Rent.

15.7 Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Property, and any personal property of Tenant may be removed from the Property and stored in any public warehouse at the risk and expense of Tenant.

15.8 Surrender of Property. No act or thing done by Landlord or any agent or employee of Landlord during the Term shall be deemed to constitute an acceptance by Landlord or a surrender of either or both of the Property unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to either of the Property to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Property or effect any partial or full termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated properly. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Property.

15.9 Form of Payment After Default. Without limiting any other obligation of Tenant under this Lease, if Tenant fails to pay any amount due to Landlord under this Lease within the applicable notice and cure periods set forth in this Lease, or if Tenant attempts to pay any such amount by drawing a check on an account with insufficient funds, then Landlord shall have the right to require that any and all subsequent amounts paid by Tenant to Landlord under this Lease (to cure a Default or otherwise) be paid in the form of cashier's or certified check drawn on an institution acceptable to Landlord, or any other reasonable and lawful form approved by Landlord in its sole and absolute discretion, notwithstanding that Landlord may have previously accepted payments from Tenant in a different form.

15.10 Acceptance of Rent Without Waiving Rights. Payment by Tenant shall be deemed to be other than on account of the earliest sum due from Tenant hereunder, nor shall any endorsement or statement by Tenant on any check or any letter accompanying such payment be deemed an accord and satisfaction of any amount in dispute between Tenant and Landlord or otherwise. Landlord may accept any and all of Tenant's payments without waiving any right or remedy under this Lease, including but not limited to the right to commence and pursue an action to enforce rights and remedies under a previously served notice of Default, without giving Tenant any further notice or demand.

15.11 Remedies Cumulative. All rights, privileges, elections, and remedies of Landlord are cumulative and not alternative with all other rights and remedies hereunder, at law or in equity to the fullest extent permitted by law. The exercise of one or more rights or remedies by Landlord shall not impair Landlord's rights to exercise any other right or remedy to the fullest extent

permitted by law. The remedies available to Landlord pursuant to this Article 15 shall survive the expiration or termination of this Lease

15.12 Tenant's Default. If Tenant is in Default of the Lease beyond any applicable cure period, then:

(a) For so long as Landlord does not terminate Tenant's right to possession of the Property, if Tenant obtains Landlord's consent, Tenant will have the right to assign or sublet its interest in the Lease, but Tenant will not be released from liability.

(b) All costs of de-identification of the Property shall be paid by Tenant whether or not Landlord terminates this Lease.

15.13 Default by Landlord. If Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after written notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 15.13 shall specify the alleged breach and the applicable Lease provisions. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right, for so long as such default is continuing, to cure such default on Landlord's behalf. Any sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant, provided, however, that Tenant shall not be entitled to any deduction or offset against any rent otherwise payable to Landlord under this Lease, and in no event may Tenant terminate this Lease in the event of a default by Landlord.

ARTICLE 16. RIGHT OF INSPECTION

Landlord and Landlord's authorized representatives shall have the right after written notice to Tenant, to enter upon the Property at all reasonable hours for the purpose of inspecting the Property or of making repairs, additions or alterations in or upon the Property (following Tenant's failure to cure any breach of such obligations), and for the purpose of exhibiting the Property to prospective tenants, purchasers or others. Provided Tenant is not in Default beyond any applicable cure period, Landlord shall not exhibit any "for sale" signs during the term of the Lease, except during the last twelve (12) months of the Term of this Lease.

ARTICLE 17. WAIVER OF BREACH

No waiver by Landlord of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord's rights to subsequently enforce any Default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

ARTICLE 18. NOTICES

18.1 Notice Requirements. All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or if delivery is rejected when delivery was attempted; or (ii) on the date delivered when sent via Overnight Mail via nationally recognized overnight air carrier service (e.g., Federal Express, UPS, DHL, etc.), properly addressed and postage prepaid; or (iii) on the date sent via electronic transmission if, within forty eight (48) hours of such transmission, a copy of such notice is also sent by one of the methods provided in subsection (i), (ii) or (iv) hereunder; or (iv) upon delivery, or if delivery is rejected when delivery was attempted of properly addressed first class mail, postage prepaid with return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance with this Section.

If to Landlord:

_____________ LLC
c/o Pontus Capital
Attn: Michael Press
875 Prospect Street, Suite 303
La Jolla, California 92037
Email: mpress@pontuscapital.com
Phone Number: (858) 344-8182

If to Tenant:

Ethema Health Corporation
Attn: Shawn Leon
950 Evernia Street
West Palm Beach, FL 33401
Email: shawn@ethemahealth.com
Phone Number: 561-593-8365

18.2 Payments Under Lease. Rent and all other payments due to Landlord under this Lease shall be paid in lawful money of the United States of America without offset or deduction to the name and at the address first given above or to such other persons or parties or at such other places as Landlord may from time to time designate in writing.

ARTICLE 19. RELATIONSHIP OF THE PARTIES

This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.

ARTICLE 20. SUBORDINATION, ATTORNMENT AND ESTOPPEL

20.1 Subordination and Non-Disturbance

(a) This Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any liens, trust deeds, and encumbrances ("**Mortgages**"), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Property; provided, however, Landlord shall use reasonably efforts to provide Tenant with an SNDA setting forth that so long as Tenant is not in Default hereunder, Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld. The SNDA may contain additional provisions as are customarily requested by secured lenders with liens encumbering real property security similar to the Property, including, without limitation, Tenant's agreement to attorn as set forth in Section 20.1(b) below. Tenant shall, within ten (10) days following a request by Landlord, execute and acknowledge any subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease.

(b) Attornment. In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant's quiet possession shall not be disturbed if Tenant is not in Default beyond any applicable cure period hereunder; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale ("**Successor Landlord of Lender**") as Tenant's landlord for the remaining term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance; (b) any amendment, modification, or ending of this Lease without the Successor Landlord's consent after the Successor Landlord of Lender's name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent; and (c) any liability for any act or omission of a prior landlord. At the request of the Successor Landlord of Lender, Tenant shall execute a new lease for the Property, setting forth all of the provisions of this Lease except that the term of the new lease shall be for the balance of the term of this Lease.

(c) Estoppel Certificate. Tenant shall execute and deliver to Landlord, within ten (10) days after receipt of Landlord's request, any estoppel certificate or other statement to be furnished to Landlord or any prospective purchaser of or any lender against the Property. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: that the Lease is in effect and not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and expiration dates of the term; that Tenant is paying rent on a current basis; that any improvements required to be furnished under the Lease have been completed in all respects; that the Lease constitutes the entire agreement between Tenant and Landlord relating to the Property; that Tenant has accepted the Property and is in possession

thereof; that the Lease has not been modified, altered, or amended except in specified respects by specified instruments; that Tenant has no notice of any prior assignment, hypothecation, or pledge of rents or the Lease; and such other matters as reasonably may be requested. Tenant shall also, upon request of Landlord, certify and agree for the benefit of any lender against the Property or the Building ("**Lender**") that Tenant will not look to such Lender: as being liable for any act or omission of Landlord; as being obligated to cure any defaults of Landlord under the Lease which occurred prior to the time Lender, its successors or assigns, acquired Landlord's interest in the Property by foreclosure or otherwise, as being bound by any payment of rent or additional rent by Tenant to Landlord for more than one (1) month in advance; or as being bound by Landlord to any amendment or modification of the Lease without Lender's written consent. The failure to so deliver said certificate shall be deemed conclusive against Tenant as to the truthfulness of the items stated in the request.

ARTICLE 21. ATTORNEYS' FEES

21.1 Recovery of Attorneys' Fees and Costs of Suit. A party in default of this Lease ("**Defaulting Party**") shall reimburse the other party ("**Non-Defaulting Party**"), upon demand, for any costs or expenses incurred by the Non-Defaulting Party in connection with any breach or default under this Lease by such Defaulting Party beyond any applicable cure period; whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the non-prevailing party in such action.

21.2 Party to Litigation. Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person; or (iv) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

ARTICLE 22. CONSENT

Landlord shall have no liability for damages resulting from, nor may Tenant terminate this Lease as a result of any default by Landlord or Landlord's failure to give any consent, approval, or instruction reserved to Landlord. Tenant's sole remedy in any such event shall be an action for injunctive relief.

ARTICLE 23. AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT

23.1 Full Power and Authority to Enter Lease. The parties covenant and warrant that each has full power and authority to enter into this Lease.

23.2 Quiet Enjoyment. Landlord covenants, represents and warrants that Tenant shall have and enjoy full, quiet, and peaceful possession of the Property, their appurtenances and all rights and privileges incidental thereto during the term, as against all persons claiming by, through, or under Landlord, subject to the provisions of this Lease and any title exceptions or defects of title in existence on the Commencement Date or created after the Commencement Date by Tenant.

23.3 No Violation of Covenants and Restrictions. Tenant leases the Property subject to all encumbrances, covenants, conditions, restrictions, easements, rights of way, and all other matters of record affecting the Property. Tenant shall not violate, permit a violation, or cause Landlord to violate any recorded covenants and restrictions affecting the Property. Tenant shall defend, indemnify, and hold harmless Landlord from any costs or expenses incurred from such a violation.

ARTICLE 24. HAZARDOUS MATERIAL

24.1 Environmental Compliance. Tenant shall comply with all laws, including Environmental Laws, relating to the use, storage, transportation, disposal, dispensing, sale or Release of Hazardous Materials at the Property arising from and after the Commencement Date. Tenant shall provide Landlord with copies of all reports, studies, complaints, claims, directives, citations, demands, inquiries, notices of violation, or orders relating to any Release at the Property, at any time, or any alleged non-compliance with Environmental Laws at the Property, reasonably promptly (and in no event later than thirty (30) days) after such documents are provided to or generated by Tenant). Tenant also shall promptly notify Landlord of any Release at, on, under or from the Property and promptly shall perform Remediation of any Environmental Conditions as required under Section 24.2 below. All reporting, investigation and/or Remediation requirements under any Environmental Law with respect to any and all Environmental Conditions existing or occurring at the Property prior to or during the term of this Lease shall not be the responsibility of Tenant.

24.2 Tenant's Responsibility for Hazardous Materials. Environmental Conditions currently or previously existing or Releases occurring at the Property shall be the responsibility of Tenant and Tenant shall be liable for and responsible for Remediation of any such Environmental Conditions and Releases in accordance with Environmental Laws, including without limitation, at Tenant's sole cost (i) Remediation of such Environmental Conditions and Releases as directed by any governmental agency, as required by Environmental Laws; (ii) damages, costs, expenditures and claims for injury to persons, property, the Property and surrounding air, land, surface water, sediment, and ground water resulting from such Environmental Conditions or Releases; (iii) claims by any governmental agency or third party associated with injury to surrounding air, land, surface water, sediment and ground water or other damage resulting from such Environmental Conditions or Releases; (iv) damages for injury to the buildings, fixtures, appurtenances, equipment and other personal property of Landlord to the extent caused by such Environmental Conditions or Releases;

(v) fines, costs, fees, assessments, taxes, demands, orders, directives or any other requirements imposed in any manner by any governmental agency asserting jurisdiction, or under any Environmental Laws with respect to such Environmental Conditions or Releases; (vi) damages, costs and expenditures for injury to natural resources to the extent caused by such Environmental Conditions or Releases as directed by any governmental agency or otherwise as required by applicable law, including Environmental Laws; and (vii) compliance with Environmental Laws regarding the use, storage, transportation, release, disposal, dispensing or sale of Hazardous Materials.

24.3 Tenant's Environmental Indemnification. Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold each Landlord Party harmless from any and all claims, demands, directives, requirements, orders, suits, judgments, damages, natural resources damage, injuries, fees, penalties, fines, assessments, taxes, costs (including without limitation, reasonable attorneys' fees, consultant fees and expert fees), liabilities or losses asserted against or incurred by Landlord, which arise from: (i) Hazardous Materials present or released in violation of Environmental Laws or in excess of any applicable standards at or from the Property prior to or during the Term; (ii) any violation of Environmental Laws by Tenant with respect to the Property prior to or during the Term; (iii) Tenant's breach of its obligations, responsibilities and undertakings in this Article; (iv) claims by a governmental entity or unaffiliated third-party or requirements of governmental entities arising out of Hazardous Materials present or Released at, on or from the Property prior to or during the Lease Term; (v) only in the event the Property can no longer be used for the Use, diminution in value of the Property arising as a sole and direct result of the presence or Release of Hazardous Materials at the Property prior to or during the Lease Term or the removal or remediation thereof; or (vi) only in the event and to the extent that the Property cannot temporarily or permanently be used for the Permitted Use, loss of rent at the Property arising as a sole and direct result of the presence or Release of Hazardous Materials at the Property prior to or during the Lease Term or the removal or remediation thereof, provided that Landlord proves that such rent was lost as a sole and direct result of such Release of Hazardous Materials and/or the removal or remediation thereof, and provided further that, with respect to (v) and (vi) above, Landlord shall have the obligation to reasonably mitigate such damages (hereinafter collectively referred to as "**Environmental Losses**"). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by Environmental Laws because of Hazardous Materials present in the soil or ground water on, under or emanating from the Property arising from Hazardous Materials present or Released at, on or from the Property prior to or during the Term. Provided that Tenant timely conducts a Termination Investigation (as defined below), Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease for a period of ten (10) years, provided that Tenant's obligations shall continue to survive with respect to (i) any claims for defense or indemnification by Landlord asserted hereunder against Tenant within such ten (10) year period; and (ii) any Environmental Losses (including without limitation, any claims, demands, directives, orders, or suits) asserted against or incurred by Tenant within such ten (10) year period.

24.4 Records. Tenant shall maintain inventory reconciliation records, tank testing records and release detection and monitoring records and reporting records for any releases of Hazardous Materials, in accordance with applicable Environmental Laws. Tenant shall make, such

records available for inspection by Landlord upon reasonable request made by advance (i.e., at least one business day) written notice during normal business hours.

24.5 Tenant's Notification Obligation. Tenant promptly shall notify Landlord of any of the following: (i) any correspondence or communication received by Tenant from any governmental agency regarding the Property or Tenant's operation of the Property; (ii) any correspondence, communication or notifications received by Tenant or required by any Environmental Laws including Federal or State Emergency Planning and Community Right to Know Acts or the Comprehensive Environmental Response, Compensation and Liability Act; (iii) any change in Tenant's operations on the Property that will change or has the potential to change Tenant's obligations or liabilities under the Environmental Laws; (iv) any Releases or suspected Releases of any and all Hazardous Materials at, from or near the Property.

24.6 Landlord's Right of Entry. In Landlord's sole discretion and at Landlord's sole cost and expense, Landlord, or its representatives or consultants, shall have the right, upon reasonable prior written notice and at times which will have the least impact on the operations of Tenant's business, to enter upon the Property for the purpose of conducting a non-invasive environmental audit or assessment to assure that the Property is in compliance with any applicable Environmental Laws and to participate in any ongoing or planned inspection, tests, borings, measurements, investigation or assessment in order to determine the presence of Hazardous Materials; provided, however, that Landlord shall have the right to conduct Phase II Environmental Assessments if the non-invasive environmental assessment obtained in accordance with this Section 24.6 recommends obtaining a Phase II Environmental Assessment.

24.7 Termination Investigation. Within one hundred and eighty (180) days prior to the expiration or earlier termination of this Lease with respect to a Property ("**End of the Term**"), Landlord may or may require Tenant, at Tenant's sole cost and expense, conduct a phase I non-invasive environmental site assessment of such Property or all of the Property ("**End of Term Phase I**") using a reputable, nationally-recognized environmental consultant selected by Landlord. In the event and to the extent that, as a result of the End of Term Phase I, an environmental consultant identifies Recognized Environmental Conditions (as defined in the ASTM Standard El 527-05 or its equivalent in any amended or superseding ASTM Standard for Phase I environmental site assessments in effect at the End of the Term) ("**RECs**") and the environmental consultant recommends a Phase II to confirm the presence or absence of a Release of Hazardous Materials or other conditions associated with such RECs ("**Termination Investigation**"), then Landlord may or may require Tenant, in its sole and absolute discretion, elect to conduct an invasive investigation of any applicable Property ("**Phase II**") at Tenant's sole cost and expense. Tenant shall have the right to be present and split samples taken during the Phase II. If the Termination Investigation reveals violations of applicable Environmental Laws or environmental conditions which require reporting or notice to any governmental agency under applicable Environmental Laws ("**Violations or Conditions**"), Tenant, at its sole cost and expense, shall promptly undertake such further action as may be necessary or required to cure, investigate or remediate any such Violations or Conditions that are required by Environmental Laws to meet the Applicable Standards ("**Cure All Violations and Remediate All Conditions**"). Tenant shall obtain Landlord's approval (not to be unreasonably conditioned, withheld or delayed) of any proposed plans to cure or remediate any Violations or Conditions (including any proposed institutional or engineering controls), as well as the consultant Tenant proposes to retain to conduct or perform the work. Expiration or termination

of this Lease shall not relieve Tenant of its obligations hereunder to Cure All Violations and Remediate All Conditions. If Tenant has not Cured All Violations and Remediated All Conditions as set forth herein prior to the End of the Term, then the Term of this Lease shall be extended and Tenant shall continue to pay Base Rent to Landlord and observe all of the other terms, conditions, covenants and obligations of this Lease, which shall continue until such time as Tenant has Cured All Violations and Remediated All Conditions or otherwise satisfied its obligations under this Article. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

24.8 Records Retention. Tenant shall maintain inventory reconciliation records, tank testing records and release detection and monitoring records and reporting records for releases of Hazardous Materials in accordance with applicable Environmental Laws. Tenant shall make such records available for inspection by Landlord during the Term at Tenant's offices upon reasonable prior written notice, during normal business hours.

ARTICLE 25. GENERAL PROVISIONS

25.1 Recitals. The Recitals set forth above are hereby incorporated by this reference.

25.2 Gender; Number. The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.

25.3 Captions. Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.

25.4 Exhibits. All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.

25.5 Entire Agreement. This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.

25.6 Drafting. This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

25.7 Modification. No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

25.8 Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.

25.9 Enforceability. Tenant warrants and represents that the terms of this Lease are fully enforceable in the locality in which the Property is located. In the event any provision contained

in this Lease is inconsistent or in conflict with local law, custom, or practice, the provisions of this Lease shall supersede and shall be paramount and controlling.

25.10 Severability. In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.

25.11 Successors and Assigns. Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

25.12 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that, except as otherwise expressly provided under this Lease, if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and an opportunity is granted to Landlord and such holder to correct such violation as provided above.

25.13 Information Provided. Tenant warrants and represents that all information Tenant has provided to Landlord is accurate and correct in all material respects and Tenant acknowledges that Landlord has relied upon such information in entering into this Lease.

25.14 Limitation of Landlord's Liability. Notwithstanding anything contained in this Lease to be contrary, Landlord shall not incur any liability beyond Landlord's interest in the Property upon a breach of this Lease, and Tenant shall look exclusively to such interest in the Property for the payment and discharge of any obligations imposed upon Landlord under this Lease. The obligations of Landlord under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord. Tenant shall look solely to the Property for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord. Provided the transferee assumes all obligations and liabilities of Landlord hereunder, whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder arising from and after the date of such transfer. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Florida Construction Lien Law, it being expressly understood that the Landlord's estate shall not be subject to such liability.

25.15 True Lease. Landlord and Tenant agree that this Lease constitutes a true lease and not a financing or other form of transaction, and is intended to constitute an operating lease. In furtherance of the foregoing, Landlord and Tenant each waives any claim or defense based upon

the characterization of this Lease as anything other than a true lease and operating lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Landlord and Tenant covenant and agree that they will not assert that this Lease is anything but a true lease. Landlord and Tenant each stipulate and agree not to challenge the validity, enforceability or characterization of this Lease of the Property as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Landlord and Tenant each shall support the intent of the parties that this Lease of the Property pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

25.16 Force Majeure. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any condition beyond the reasonable control of such party, exclusive of financial inability of a party (including, without limitation, any of the following if beyond the control of (and not caused by) such party: strike, lockout, labor dispute, civil unrest, inability to obtain labor, materials or reasonable substitutes thereof, acts of God, pandemics, epidemics, present or future governmental restrictions, regulations or control, insurrection, and sabotage) ("**Force Majeure**"), then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event, but only for a reasonable period of time not to exceed, in any event, ninety (90) days. Notwithstanding the preceding, the provisions of this Section 25.16 shall in no event operate to delay the Commencement Date or to excuse Tenant from the payment of all Rent as and when due under this Lease.

25.17 Landlord's Lien Rights. As additional security for the performance of Tenant's obligations this Lease, Tenant grants to Landlord a lien upon and a security interest in the personal property of Tenant, and Landlord shall be entitled to file UCC-1 financing statements and continuation statements therefor from time to time covering any such personal property in the appropriate UCC and real estate records. During any period Tenant is in Event of Default under this Lease, Tenant shall not sell, transfer or remove from the Property any such personal property other than to repair such items or to exchange or replace such items with items of equal or greater value.

25.18 No Punitive Damages. **Landlord shall not be liable to Tenant, or any of Tenant's Affiliates, for any punitive, special, speculative, treble or exemplary damages connected with this Lease, regardless of whether a claim is based in contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act, or similar legal requirement or any other legal or equitable principle, even if advised of the possibility of such claims, unless such claim is made by a third party against a party hereto.**

25.19 Waiver of Trial by Jury. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Property and/or any claim of injury or damage. It further is agreed that in the event Landlord commences any summary proceeding for non-payment of rent or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

25.20 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Lease.

25.21 Confidentiality. Landlord requires and Tenant agrees to keep the economic terms and conditions of this Lease confidential from all third parties, except as Tenant may be required to disclose such economic terms and conditions to Tenant's accountant, attorney or as required by court of law, or in connection with any actual or proposed assignment, sublease, financing or corporate transaction by such party or an actual or proposed sale of the Property by Landlord (including, without limitation, the listing and marketing of the Property for sale. Tenant understands that a disclosure of the economic terms and conditions to unauthorized third (3rd) parties may have a severe economic impact on the Landlord. The parties further specifically agree that a breach of this Section "Confidentiality" shall constitute a material breach under this Lease.

25.22 Governing Law. This Lease shall be governed by, and construed in accordance with the laws of the State of Florida without regard to conflicts of law principles. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by the law.

25.23 Radon Gas. Tenant hereby acknowledges receipt of the following notice as required by Chapter 88-285, Laws of Florida: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

25.24 Landlord ROFO. Tenant and Guarantor, if any, acknowledge and agree that Landlord, or any of Landlord's Affiliates, shall have the right of first offer (the "**ROFO**") to purchase from and leaseback to Tenant or any Affiliate any real property owned or to be acquired by Tenant, Guarantor, or their Affiliates (collectively, the "**ROFO Parties**"). If any of the ROFO Parties desire to sell and leaseback any property owned by any of the ROFO Parties (the "**ROFO Property**"), then Landlord shall have the first right to offer to purchase the respective ROFO Property (a "**ROFO Offer**") for terms that are reasonably acceptable to such ROFO Party (the "**ROFO Terms**"). The ROFO Offer shall be in writing and specify in detail all material terms and conditions of the proposed purchase, including capitalization ("**Third Party Terms**"). Landlord shall notify such ROFO Party in writing of the ROFO Offer within fifteen (15) business days after Landlord receives written notice from such ROFO Party. If Landlord fails to timely submit a ROFO Offer, then such ROFO Party shall be free to sell the respective ROFO Property to a third party. If Landlord declines to exercise the ROFO, then such ROFO Party shall be free to sell the respective ROFO Property that was subject to the ROFO Offer to a third party; provided, however, if such ROFO Party desires to sell the respective ROFO Property to a third party for a lower purchase price and/or on other financial terms which may result in a five percent (5%) or greater benefit to such party then such ROFO Party shall first re-offer to sell the ROFO Property to Landlord for such lower price and/or on such more beneficial terms in accordance herewith, and

Landlord shall have thirty (30) days to determine whether Landlord will purchase the ROFO Property on such revised terms. If Landlord timely elects to exercise the ROFO (as such ROFO Terms may be revised as set forth above), then such ROFO Party shall sell the respective ROFO Property to Landlord, and Landlord shall purchase the respective ROFO Property, and the parties shall reasonably cooperate with one another in order to effectuate such purchase by way of commercially reasonable and customary written agreements as described in the ROFO Offer (as such ROFO Terms may be revised as set forth above). After the expiration of the ROFO Period, Tenant shall be free to sell or market any otherwise would-be ROFO Property freely.

25.25 Notice of Sale of Property. Landlord shall use its best efforts to provide notice to Tenant if Landlord desires to publicly market the Property for sale to a third-party purchaser (the "**Property Marketing Notice**"). In the event that Landlord does not provide the Property Marketing Notice within thirty (30) days after Landlord publicly markets the Property for sale to a third-party purchaser, then Tenant's sole remedy shall be to assess Landlord a one-time fee of $1,000, and Tenant shall waive any other rights and remedies against Landlord, including any claim of a default of Landlord under this Lease.

25.26 Patriot Act.

(a) Tenant represents and warrants that neither Tenant nor its officers, directors, or immediate parent entity (each such owner, a "**Beneficial Owner**") (a) is a Person (as defined below) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity. A "**U.S. Publicly-Traded Entity**" is an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an entity. If Tenant shall at any time determine that an officer, director or Beneficial Owner of Tenant is or has become subject to Executive Order 13224 or is a Person listed on the list referenced in foregoing clause (c) or subject to the limitations or prohibitions referenced in such clause, Tenant will take such steps as a result of such determination as may be required by applicable law. As used in this Section 25.26, "**Person**" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(b) Tenant represents and warrants that Tenant is in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001), and each of the officers, directors and Beneficial Owners of Tenant is in

compliance with such statutes, enabling legislation or executive orders to the extent applicable to such Persons; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

(c) In the event of a transfer of such title, Landlord (and in the case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer, of all liability with respect to Landlord's obligations thereafter to be performed, provided that any security deposit, if any, in the hands of Landlord or the grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the above, be binding on Landlord's successors and assigns only during their respective periods of ownership.

(d) In the event that Landlord sells the Property, Landlord may transfer and deliver any security given by Tenant to secure the faithful performance of the provisions of this Lease to the purchaser of the real property. Upon such transfer being made, Landlord shall be exonerated from any further liability with respect to said security.

[REMAINDER OF PAGE INTENTIONALLY BLANK]
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

Pontus EHC Palm Beach, LLC,
a Delaware limited liability company

By: Pontus EHC Managing Member, LLC,
a Delaware limited liability company

____
Michael Press, President

TENANT:

Ethema Health Corporation, a Colorado corporation

By: __________________________
Name: ________________________
Its: __________________________

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

Pontus EHC Palm Beach, LLC,
a Delaware limited liability company

By: Pontus EHC Managing Member, LLC,
a Delaware limited liability company

____
Michael Press, President

TENANT:

Ethema Health Corporation, a Colorado corporation

By: ______________________________
Name: Shawn Leon
Its: President

MASTER LEASE AGREEMENT

EXHIBIT "A"

LEGAL DESCRIPTION

THE EAST HALF OF LOT 5, BLOCK 43, LESS AND EXCEPT THE NORTH 20 FEET THEREOF RESERVED TO THE CITY OF WEST PALM BEACH FOR PUBLIC STREET PURPOSES AND THE WEST HALF OF LOT 5, LESS THE WEST 30 FEET AND THAT PORTION DEEDED TO THE CITY OF WEST PALM BEACH IN OFFICIAL RECORDS BOOK 2725, PAGE 423, ALL IN BLOCK 43, CITY OF WEST PALM BEACH, FLORIDA OLD TOWN, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 1, PAGE 2, OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA.

This instrument prepared by and after recording return to: Pamela M. Brown, Esq. Foley & Lardner LLP 301 East Pine Street, Suite 1800 Orlando, Florida 32801	

MEMORANDUM OF LEASE

This Memorandum of Lease is made and entered into as of August, __, 2023, by and between Pontus EHC Palm Beach, LLC, a Delaware limited liability company, whose address is c/o Pontus Capital, 875 Prospect Street, Suite 303, La Jolla, California 92037 ("**Landlord**"), and Ethema Health Corporation, a Colorado corporation, whose address is 950 Evernia Street, West Palm Beach, FL 33401 ("**Tenant**"), who agree as follows:

1. Terms and Premises. Pursuant to a certain Lease (the "**Lease**") dated on or about the date hereof entered into between Landlord and Tenant, Landlord has leased to Tenant and Tenant has leased from Landlord that certain real property, together with all the improvements thereon and appurtenances thereunto belonging located at 950 Evernia Street, West Palm Beach, Florida, and more particularly described on Exhibit "A", which is attached hereto and incorporated herein (the "**Premises**"), from August ___, 2023, expiring on August 31, 2043. Tenant has two (2) options to extend the term of the Lease for ten (10) years each, all as more particularly set forth in the Lease.

2. Subordination Provisions. Tenant's rights under the Lease shall at all times be subject and subordinate to the lien of any fee mortgages and/or trust deeds now or hereafter filed against the Premises and to the rights of any Fee Mortgagee thereunder or as otherwise set forth the Lease.

3. Construction Liens. Landlord's interest in the Premises will not be subject to any construction, mechanics', materialmen's, laborer's, or other statutory or common law liens for improvements or work done by, or at the instance of, Tenant. The Lease expressly provides as follows:

"No interest of Landlord shall be subject to liens for improvements made by Tenant at the Premises. This provision shall serve as notice to all potential construction lienors that Landlord shall not be liable for and the Premises shall not be subject to liens for work performed or materials supplied at Tenant's request or at the request of anyone claiming an interest through Tenant."

All persons dealing with, or contracting with, Tenant directly or indirectly through other parties, are hereby put on notice of the foregoing provisions.

4. Purpose of Memorandum of Lease. This Memorandum of Lease is executed and recorded to give public notice of the Lease between the parties, all terms and conditions of the Lease are incorporated by reference into this Memorandum, and this Memorandum of Lease does not modify the provisions of the Lease. If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail. Any term not defined herein shall have the meaning as set forth in the Lease.

[SIGNATURES AND ACKNOWLEDGMENTS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date first above written.

Signed, Sealed and Delivered
in the Presence of:

Name: Andrew Haley

Name: Trevor Pohlman

LANDLORD:

Pontus EHC Palm Beach, LLC, a Delaware limited liability company

By: Pontus EHC Managing Member, LLC, a Delaware limited liability company

Michael Press, President

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

On August 1st, 2023, before me, Andrew John Haley, a Notary Public, personally appeared Michael Press, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature________________________

(Seal)

ANDREW JOHN HALEY
Notary Public - California
San Diego County
Commission # 2346358
My Comm. Expires Feb 10, 2025

Signed, Sealed and Delivered
in the Presence of:

Name: Tiffany B. Dent

Name: Carl Heights

TENANT:

Ethema Health Corporation, a Colorado corporation

By: ______________________
Name: Shawn Leon
Its: President

STATE OF FLORIDA
COUNTY OF Palm Beach

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization, this 1st day of August, 2023, by Shawn Leon, as President of Ethema Health Corporation, a Colorado corporation, for and on behalf of said corporation, who [ ] is personally known to me or [X] produced passport as identification.

KATE ROSBOROUGH
Notary Public - State of Florida
Commission # HH 314446
My Comm. Expires Sep 25, 2026
Bonded through National Notary Assn.

(SEAL)

____
Signature of Notary Public

Kate Rosborough
Name of Notary Public

EXHIBIT "A"

LEGAL DESCRIPTION

THE EAST HALF OF LOT 5, BLOCK 43, LESS AND EXCEPT THE NORTH 20 FEET THEREOF RESERVED TO THE CITY OF WEST PALM BEACH FOR PUBLIC STREET PURPOSES AND THE WEST HALF OF LOT 5, LESS THE WEST 30 FEET AND THAT PORTION DEEDED TO THE CITY OF WEST PALM BEACH IN OFFICIAL RECORDS BOOK 2725, PAGE 423, ALL IN BLOCK 43, CITY OF WEST PALM BEACH, FLORIDA OLD TOWN, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 1, PAGE 2, OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA.

EXHIBIT "C"

GUARANTY

PERSONAL GUARANTY OF LEASE

GUARANTY OF LEASE

WHEREAS, Pontus EHC Palm Beach, LLC, a Florida limited liability company ("Landlord"), and Ethema Health Corporation, a Colorado corporation ("Tenant") have simultaneously executed or are about to execute a lease (the "Lease") with respect to certain parcels of land described on Exhibit A attached hereto (collectively, the "Premises"), pursuant to which Landlord will lease the Premises to Tenant; and

WHEREAS, the undersigned, hereinafter referred to jointly and severally as "Guarantor", each has a financial interest in Tenant, and each desire to induce Landlord to enter into the Lease and/or to extend credit to Tenant; and

WHEREAS, Landlord would not enter into the Lease with Tenant if each Guarantor did not execute and deliver to Landlord this Lease Guaranty (this "Guaranty");

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute the Lease, each Guarantor hereby jointly, severally, absolutely, unconditionally and irrevocably guarantees to Landlord the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord arising under the Lease, together with all costs and expenses, including reasonable fees and out of pocket expenses of attorneys (including but not limited to appellate fees and fees for all paralegals, legal assistants and other paraprofessionals) and expert witnesses, incurred by Landlord in enforcing its rights under the Lease and this Guaranty. The reduction of or limitation on any liabilities of Tenant under the Lease pursuant to any federal or state bankruptcy or insolvency proceeding shall not cause a reduction in or otherwise affect the liabilities or obligations of Guarantor under this Guaranty. If more than one person or party is named as a Guarantor above, then each of such co-Guarantors shall be and are jointly and severally liable hereunder.

This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the genuineness, validity or enforceability of the Lease or this Guaranty, or the pursuit of any remedies against Tenant or any other person. If more than one person or party is named as a Guarantor above, then each of such co-Guarantors shall be and are jointly and severally liable hereunder.

It is specifically agreed and understood by Guarantor that the terms of the Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct or mutual departure, and the Lease may be assigned by Landlord or any assignee of

Landlord, or, subject to the requirements and limitations set forth in the Lease, the Lease may be assigned or the Premises sublet by Tenant or by and assignee or sublessee, in each case without consent or notice to Guarantor, and upon the occurrence of any of such events this Guaranty shall thereupon and thereafter guarantee the performance of the Lease as so changed, modified, altered, assigned or sublet, all without releasing or relieving any Guarantor in any manner whatsoever.

This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity. No notice of default need be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is an absolute, unconditional and continuing guarantee under which Landlord may proceed forthwith and immediately against Tenant or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under the terms of the Lease or at law or in equity. Guarantor hereby waives the defense of the statute of limitations in any action hereunder.

Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor.

Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon: (a) any lack of acceptance or notice of acceptance of this Guaranty; (b) any lack of demand of payment, presentment, protest, or notice of demand, protest, presentment, dishonor or non-payment; (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease; (d) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord; (e) any right to require Landlord to apply to any default, any security it may hold under the Lease; (f) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor; (g) any right of subrogation; (h) any incapacity, lack of authority, death or disability of Guarantor or any other person or entity; (i) any failure of Landlord to commence an action against Tenant or any other person or entity (including, without limitation, other Guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Tenant or any other person or entity, whether or not demand is made upon Landlord to file or enforce such claim; (j) any failure of Landlord to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or non-action on the part of any other person or entity, in connection with the Lease or any obligation hereby guaranteed; (k) any lack of other notices to which Guarantor might otherwise be entitled; (l) any invalidity, irregularity or unenforceability, in whole or in part, of any provision of the Lease; (m) any sale, transfer, sublease or assignment of the Lease or Premises, in whole or in part; (n) any lack of commercial reasonableness in dealing with the Lease or Premises; (o) any deficiencies in the ability of Landlord to collect or obtain performance from any persons or entities now or hereafter liable for the payment or performance of any obligation hereby guaranteed; (p) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Tenant), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Landlord to enforce any of its rights, whether

now or hereafter acquired, which Landlord may have against Guarantor; (q) any modifications of the Landlord or any obligation of Tenant relating to the Lease by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and (r) any action, occurrence, event or matter consented to by Guarantor under any provision hereof, or otherwise. Guarantor hereby expressly subordinates to Landlord and Landlord's rights under the Lease any right or contribution from or indemnity against Tenant, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Tenant for reimbursement of any such payments, at any time while the Lease remains outstanding and in effect. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates to Landlord and Landlord's rights under the Lease any and all indebtedness of Tenant now or hereafter owed to Guarantor to all indebtedness of Tenant to Landlord, and agrees with Landlord that Guarantor shall not demand or accept any payment of principal or interest from Tenant, and shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness.

Guarantor acknowledges that the Lease requires that Tenant provide or cause to be provided to Landlord certain financial statements of Guarantor. Guarantor hereby agrees to provide to Landlord all such financial statements in such form and at such times as is required under the provisions of the Lease, including the form of personal financial statement attached to this Guaranty as Exhibit B. Guarantor warrants and represents (a) that the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which Guarantor is a party or any applicable laws, and (b) that there is no litigation, claim, action or proceeding, pending or threatened against Guarantor which would adversely affect the financial condition of Guarantor or the ability of Guarantor to fulfill all obligations of Guarantor hereunder, and (c) that all financial statements heretofore delivered by Guarantor to Landlord are true and correct in all material respects as of the date thereof, and no material change has occurred in the financial condition of Guarantor since the date thereof. Guarantor warrants and represents that Guarantor is fully aware of the financial condition of Tenant and is executing and delivering this Guaranty based solely upon Guarantor's own independent investigation of all matters pertinent hereto, and that Guarantor is not relying in any manner upon any representation or statement of Landlord. Guarantor warrants, represents and agrees that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Tenant and any other matter pertinent hereto, and that Guarantor is not relying upon Landlord to furnish, and shall have no right to require Landlord to obtain or disclose, any information with respect to the indebtedness or obligations guaranteed hereby, the financial condition or character of Tenant or the ability of Tenant to pay the indebtedness or perform the obligations guaranteed hereby, the existence of any collateral or security for any or all of such indebtedness or obligations, the existence or nonexistence of any other guaranties of all or any part of such indebtedness or obligations, any actions or non-action on the part of Landlord, Tenant or any other person or entity, or any other matter, fact or occurrence whatsoever. By executing this Guaranty, Guarantor acknowledges and knowingly accepts the full range of risks encompassed within a contract of guaranty.

The term "Landlord" whenever used in this Guaranty refers to and means the Landlord specifically named in the Lease and also any assignee of the Landlord, whether by outright assignment or by

assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the Premises or the rents, issues and profits therefrom, or in, to or under the said Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the Premises or under the Lease shall affect the continuing obligation of Guarantor under this Guaranty, which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser. The term "Tenant" whenever used in this Guaranty refers to and means the Tenant specifically named in the Lease and also any assignee of the Lease or sublessee of the Premises or any part thereof, and also any successor to the interests of the Tenant, and/or any assignee of the Lease or sublessee of the Premises or any part thereof, whether by assignment, sublease or otherwise.

The obligations of the Guarantor hereunder shall include payment to Landlord of all reasonable costs and expenses of any successful legal action by Landlord against Guarantor, including reasonable attorneys' fees.

If from any circumstances whatsoever fulfillment of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this section shall control every other provision of this Guaranty.

This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed by and enforced in accordance with the laws of the State of Florida. As part of the consideration for Landlord's entering into the Lease of which this Guaranty is a part, the Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts having situs within the State of Florida, and the Guarantor hereby expressly consents to the jurisdiction of any such local, state or federal court, and consents that any service of process in such action or proceeding may be made by personal service upon the Guarantor whenever the Guarantor may then be located, or by certified mail, return receipt requested, directed to such Guarantor at such Guarantor's address as set forth below, or any subsequent notice address of which Guarantor has provided to Landlord at least fifteen (15) days' prior written notice. Notices under or pursuant to this Guaranty shall be given either by United States Postal Service certified mail return receipt requested, or by receipted same-day or overnight private courier service (e.g. Federal Express or similar carrier), to a party at their address specified herein or to their last address specified by at least fifteen (15) days' prior written notice to the other party. Notices shall be deemed effective on the date of delivery, refusal to accept delivery or inability to deliver, as evidenced by return receipt or by records or the courier service.

Time is of the essence with respect to all obligations of Guarantor hereunder. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord or

any officer or agent of Landlord, except by a writing signed by a duly authorized officer of Landlord. The provisions of this Guaranty shall be binding upon Guarantor and the heirs, executors, legal representatives, successors, successors-in-title and assigns of Guarantor and shall inure to the benefit of Landlord, the heirs, executors, legal representatives, successors, successors-in-title and assigns of Landlord. This Guaranty shall in no event be impaired by any change which may arise by reason of the death of Tenant or Guarantor, if individuals, or by reason of the dissolution of Tenant or Guarantor, if Tenant or Guarantor is a limited liability company, corporation, partnership or other entity. Guarantor has executed this Guaranty individually and not as a partner of Tenant or any other Guarantor. This Guaranty is assignable by Landlord, and any full or partial assignment hereof by Landlord shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Landlord and so assigned by Landlord. Guarantor expressly waives notice of transfer or assignment of this Guaranty and acknowledges that the failure by Landlord to give any such notice shall not affect the liabilities of Guarantor hereunder. Notwithstanding the foregoing, Guarantor shall not assign any of its rights or obligations under this Guaranty. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. If Guarantor is a partnership, all of the provisions hereof referring to Guarantor shall be construed to apply to each of the general partners of Guarantor and of any and all further tiers of general partners in the structure of Guarantor. This Guaranty contains the entire agreement between Guarantor and Landlord relating to the guarantying of the Lease by Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and Landlord acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof.

Notwithstanding anything in this Guaranty to the contrary, Guarantor shall be released of all obligations of this Guaranty only upon the terms and conditions contained in the Lease.

Guarantor, who is a married person and who has an interest in marital or community property under applicable law acknowledges and agrees that his obligation as a Guarantor is incurred in the interest of and to benefit the marital community, and expressly agrees that recourse may be had against his or her separate property and his or her rights in community property and community assets for all of his obligations under this Guaranty. Guarantor also agrees not to, without Landlord's prior written consent, enter into any community property agreement which alters the separate or community property character of any of such party's property.

{*Signature Page Follows*}

IN WITNESS WHEREOF, each Guarantor has hereunto caused these presents to be executed under seal as of the dates set forth below.

____
Shawn Leon

46 Fairway Heights Drive
Thornhill, Ontario
Canada
L3T 3A9

SSN: 441798535

I am the spouse of **SHAWN LEON**. My spouse has agreed to personally guaranty the payment and performance obligations of Ethema Health Corporation, a Colorado corporation, under the Lease, pursuant to this Guaranty. I consent to this act by my spouse and acknowledge that I am acting together with my spouse, but by signing below I am not becoming personally liable as a guarantor for the payment of the obligations of the other person. I acknowledge and agree that Landlord may satisfy my spouses' obligations under this Guaranty to the extent of all my spouse' separate property and my spouses' interest in any community property. Notwithstanding the foregoing, I expressly agree that the real property vested in my name shall be included as security for the obligations under this Guaranty.

____
Eileen Greene

EXHIBIT "A"

LEGAL DESCRIPTION

THE EAST HALF OF LOT 5, BLOCK 43, LESS AND EXCEPT THE NORTH 20 FEET THEREOF RESERVED TO THE CITY OF WEST PALM BEACH FOR PUBLIC STREET PURPOSES AND THE WEST HALF OF LOT 5, LESS THE WEST 30 FEET AND THAT PORTION DEEDED TO THE CITY OF WEST PALM BEACH IN OFFICIAL RECORDS BOOK 2725, PAGE 423, ALL IN BLOCK 43, CITY OF WEST PALM BEACH, FLORIDA OLD TOWN, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 1, PAGE 2, OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA.

EXHIBIT "B"

FORM OF PERSONAL FINANCIAL STATEMENT

PONTUSCAPITAL
REAL ESTATE SECURED INVESTMENTS

Personal Financial Statement

Guarantor		Spouse	
Full Name		Full Name	
Street Address		Street Address	
City / State / Zip		City / State / Zip	
County		County	

***** Please Complete Schedules 1 - 8 below before completing this section – some fields will auto-complete for you. *****

Date of Valuation: ***Attach separate sheets if more space is needed.***

Assets	Joint-J Sole-S	Amount ($)	Liabilities	Joint-J Sole-S	Amount ($)
Cash (Schedule 1)		0	Loans Payable to Banks (+Credit Cards) (Schedule 7)		0
Securities (Schedule 2)		0	Short Term Notes Due to Others		
Value of My Companies (List)			Insurance Loans (Schedule 3)		0
			Installment Loans and Contracts		
Life Insurance Cash Value (Schedule 3)		0	Mortgages on My Home (Schedule 5)		0
Homestead (Schedule 5)		0	Mortgages on Other Real Estate (Schedule 5)		0
Other Real Estate (Schedule 5)		0	Taxes (Federal & State)		0
Mortgages and Contracts I Own (Schedule 4)		0			
Profit Sharing, Pension & IRA Accounts(Schedule 6)		0	Loans Against Retirement Accounts (401K, IRA, etc.)		0
Automobiles (Describe)					
			Other Liabilities (Describe)		
Personal Property					
Other Tangible Assets (describe)					
			Total Liabilities $		0
Total Assets $		0	(Total Assets Less Total Liabilities)	Net Worth $	0
Contingent Liabilities (Schedule 8)			Available Credit Lines (Excluding Credit Cards) (Schedule 7)		

Annual Income	Amount ($)	Annual Expenditures		Amount ($)
Salary (Guarantor)		Federal Income and Other Taxes		
Salary (Spouse)		State Income and Other Taxes		
Bonuses & Commissions (Guarantor)		Rental Payments, Co-op or Condo Maintenance		
Bonuses & Commissions (Spouse)		Mortgage Payments	Residential (Schedule 5)	0
			Investment (Schedule 5)	0
Rental Income (Schedule 5)	0	Property Taxes	Residential	
			Investment	
Interest Income		Interest & Principal Payments on Loans		
Dividend Income		Insurance (including Auto / Home / Life / Disability / Other)		
Capital Gains		Investments (Including tax shelters)		
Partnership Income		Alimony / Child Support		
Other Investment Income		Tuition		
Other Income (List)**		Other Living Expenses		
		Medical Expenses		
		Other Expense (List)		
Total Income $	0	Total Expenditures $		0

*** Income from alimony, child support or separate maintenance income need not be revealed if you do not wish to have it considered as a basis for repaying this obligation.*

Schedule 1 CASH, SAVINGS, CERTIFICATES AND MONEY MARKET ACCOUNTS

Name of Bank, Financial Institution or Brokerage Firm	Type of Account	In Whose Name ?	Pledged? Yes	No	Account Balance ($)
			Total ($)		$0

Schedule 2 SECURITIES OWNED

Number of Shares or Bond Amount	Description	Pledged? Yes	No	In Whose Name(s) Registered?	Cost ($)	Present Market Value ($)	Exchange Listed-L Unlisted-U	Controlled-C Restricted-R
					Total ($)	$0		

Schedule 3 LIFE INSURANCE

Insurance Company	Insured	Beneficiary	Face Value of Policy	Cash Value of Policy ($)	Loans ($)
		Total ($)	$0	$0	$0

Schedule 4 RECEIVABLES, MORTGAGES AND / OR CONTRACTS I OWN

Name of Debtor	Description of Property	First Lien or Second Lien	Date of Maturity	Repayment Terms		Balance Due ($)
				per		
				per		
				per		
					Total ($)	$0

EXHIBIT “A”

LEGAL DESCRIPTION

GUARANTEE

WHEREAS, Pontus EHC Palm Beach, LLC ("**Landlord**"), and Ethema Health Corporation, a Colorado corporation ("**Tenant**") have simultaneously executed or are about to execute a lease (the "**Lease**") with respect to certain parcels of land described on Exhibit A attached hereto (collectively, the "**Premises**"), pursuant to which Landlord will lease the Premises to Tenant; and

WHEREAS, each of the undersigned, hereinafter referred to jointly and severally as "**Guarantor**", has a financial interest in Tenant, and each desires to induce Landlord to enter into the Lease and/or to extend credit to Tenant;

WHEREAS, Landlord would not enter into the Lease with Tenant unless each Guarantor executes and delivers to Landlord this Guarantee (this "**Guarantee**");

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord, each Guarantor hereby jointly, severally, absolutely, unconditionally and irrevocably guarantees to Landlord the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations under the Lease, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord arising under the Lease, together with all costs and expenses, including reasonable fees and out of pocket expenses of attorneys (including but not limited to appellate fees and fees for all paralegals, legal assistants and other paraprofessionals) and expert witnesses, incurred by Landlord in connection with enforcing its rights under the Lease and this Guarantee.

This is a Guarantee of payment and performance and not of collection. The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Tenant or any other person. If more than one person or party is named as a Guarantor, then each of such co-Guarantors shall be and are jointly and severally liable hereunder.

It is specifically agreed and understood by Guarantor that the terms of the Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct or mutual departure, and the Lease may be assigned by Landlord or any assignee of Landlord, or, subject to the requirements and limitations set forth in the Lease, the Lease may be assigned or the Premises sublet by Tenant or by and assignee or sublessee, in each case without consent or notice to Guarantor, and upon the occurrence of any of such events this Guarantee shall thereupon and thereafter guarantee the performance of the Lease as so changed, modified, altered, assigned or sublet, all without releasing or relieving any Guarantor in any manner whatsoever.

This Guarantee shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity. No notice of default need be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is an absolute, unconditional and continuing guarantee under which Landlord may proceed forthwith and immediately against Tenant or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under the terms of the Lease or at law or in equity.

Guarantor agrees that this Guarantee shall, for the purposes of the *Limitations Act, 2002, S.O. 2002*, c. 24, Sched. B (Ontario Limitations Act) constitute a "business agreement" as defined in section 22 of the

Ontario Limitations Act. To the maximum extent permitted by applicable law, the Guarantor hereby agrees that the Landlord may bring an action under this Guarantee, notwithstanding any limitation periods applicable to such claim, and that any limitation periods applicable to this Guarantee are hereby explicitly excluded. If the exclusion of limitation periods is not permitted under applicable law, then the applicable limitation periods are hereby extended to the maximum extent permitted by law.

To the maximum extent permitted by applicable law, the Landlord may apply any amounts owing to, or sums standing to the credit of, the Guarantor to the payment when due of any amounts owing by the Guarantor under this Guarantee.

Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor.

Guarantor agrees that his or her obligations under this Guarantee are irrevocable, continuing, absolute and unconditional, and shall not be discharged or impaired or otherwise affected by, and the Guarantor hereby irrevocably waives, any defenses to enforcement he or she may have (now or in the future) by reason of:

(a) any lack of acceptance or notice of acceptance of this Guarantee;

(b) any taking, exchange, substitution, variation, release, impairment, subordination or non-perfection of any security or collateral for the obligations under the Lease, or any taking, release, impairment, amendment, waiver or other modification of any guarantee of the obligations under the Lease;

(c) any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the obligations under the Lease;

(d) any loss or diminution in value of the security or collateral held for the obligations under the Lease, whether such loss or diminution arises from any act or omission of the Landlord;

(e) any default, failure or delay, willful or otherwise, in the performance of the obligations under the Lease;

(f) any change in the name, object, capital, ownership or control, or constitution of the Tenant, Guarantor, any other guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Tenant, Guarantor, any other guarantor or their assets or any resulting restructuring, compromise, release or discharge of any obligations under the Lease;

(g) any merger, amalgamation, consolidation or other fundamental change of the Tenant, either Guarantor or any other guarantor;

(h) any failure of the Landlord to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Tenant now or hereafter known to the Landlord and Guarantor hereby waives any duty of the Landlord to disclose such information;

(i) the failure of any other guarantor or third party to execute or deliver this Guarantee or any other guarantee or agreement, or the release or reduction of liability of the Guarantor or any other guarantor or surety with respect to the obligations under the Lease;

(j) the failure of the Landlord to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Lease, any security for the obligations under the Lease, in law or otherwise;

(k) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Tenant or Guarantor against the Landlord; or

(l) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord;

(m) any right to require Landlord to apply to any default, any security deposit or other security it may hold under the Lease;

(n) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor;

(o) any right of subrogation, contribution, reimbursement or indemnification for payments;

(p) any incapacity, lack of authority, death or disability of Guarantor or any other person or entity;

(q) any failure of Landlord to commence an action against Tenant or any other person or entity (including, without limitation, other guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, insolvency or any other proceeding) of Tenant or any other person or entity, whether or not demand is made upon Landlord to file or enforce such claim;

(r) any failure of Landlord to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or non-action on the part of any other person or entity, in connection with the Lease or any obligation hereby guaranteed;

(s) any lack of other notices to which Guarantor might otherwise be entitled;

(t) any invalidity, irregularity or unenforceability, in whole or in part, of any provision of the Lease;

(u) any sale, transfer, sublease or assignment of the Lease or Premises, in whole or in part;

(v) any lack of commercial reasonableness in dealing with the Lease or Premises;

(w) any deficiencies in the ability of Landlord to collect or obtain performance from any persons or entities now or hereafter liable for the payment or performance of any obligation hereby guaranteed;

(x) any assertion or claim that an automatic stay arising upon any voluntary or involuntary bankruptcy or insolvency proceeding relating to Tenant, or any other stay provided under any other debtor relief law (whether statutory or founded in common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Landlord to enforce any of its rights, whether now or hereafter acquired, which Landlord may have against Guarantor;

(y) any modifications of the Landlord or any obligation of Tenant relating to the Lease by operation of law or by action of any court or other tribunal of competent jurisdiction, whether pursuant bankruptcy or insolvency legislation or regulations in any jurisdiction, or any other debtor relief law (whether statutory

or founded in common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

(z) any action, occurrence, event or matter consented to by either Guarantor under any provision hereof, or otherwise, or

(aa) any other circumstance, act or omission that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Guarantor's obligations under the Lease.

Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonour, and any other notice with respect to any of the obligations under the Lease under the Lease and this Guarantee, and any requirement that the Landlord protect, secure, perfect or insure any encumbrance or any property subject thereto.

Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment or performance of any obligation under the Lease is voided, rescinded or recovered or must otherwise be returned by the Landlord upon the insolvency, bankruptcy, reorganization, dissolution or winding-up of the Tenant.

This Guarantee shall continue to apply to all obligations under the Lease under the Lease owing to the Lanlord by any amalgamated corporation resulting from the Tenant amalgamating with one or more other corporations.

Guarantor (i) has received independent legal advice ("**ILA**") from their own lawyer at their own cost with respect to the terms of this Guarantee before its execution; or (ii) has been given the opportunity and encouraged to receive ILA, but has declined to do so (in their sole discretion). Guarantor has read this Guarantee, understands it and agrees to be bound by its terms and conditions.

Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement, or indemnification for payments made under this Guarantee until all obligations under the Lease under the Lease shall have been paid and discharged in full.

Guarantor hereby expressly subordinates to Landlord and Landlord's rights under the Lease any right or contribution or reimbursement from or indemnity against Tenant, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guarantee, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Tenant for reimbursement of any such payments, at any time while the Lease remains outstanding and in effect. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates to Landlord and Landlord's rights under the Lease any and all indebtedness of Tenant now or hereafter owed to Guarantor to all indebtedness of Tenant to Landlord, and agrees with Landlord that Guarantor shall not demand or accept any payment of principal or interest from Tenant, and shall not claim any offset or other reduction of Guarantor's obligations under the Lease hereunder because of any such indebtedness. Any amounts received by Guarantor in violation of this paragraph shall be held by the Guarantor in trust for the benefit of the Landlord and forthwith upon receipt paid over to the Landlord without in any way reducing, lessening or limiting the obligations under the Lease of Guarantor under this Guarantee. This subordination and postponement is independent of the Guarantee and shall remain in force until all obligations under the Lease under the Lease shall have been paid and discharged in full.

Guarantor acknowledges that the Lease requires that Tenant provide or cause to be provided to Landlord certain financial statements of Guarantor. Guarantor hereby agrees to provide to Landlord all such financial statements in such form and at such times as is required under the provisions of the Lease. Guarantor warrants and represents (a) that the execution and delivery of this Guarantee do not violate or constitute a breach of any agreement to which Guarantor is a party or any applicable laws, and (b) that there is no litigation, claim, action or proceeding, pending or threatened against Guarantor which would adversely affect the financial condition of Guarantor or the ability of Guarantor to fulfill all obligations under the Lease of Guarantor hereunder, (c) that all financial statements heretofore delivered by Guarantor to Landlord are true and correct in all material respects as of the date thereof, and no material change has occurred in the financial condition of Guarantor since the date thereof, (d) there are no conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived, (e) he or she is an adult individual of sound mind, (f) he or she has the full power and capacity to enter into this Guarantee, to carry out his or her obligations under the Lease hereunder and to consummate the transactions contemplated hereby, (g) he or she has signed this Guarantee freely and voluntarily and not under duress or undue influence; (h) there has been no unconscionability, no inequality of bargaining power or fiduciary relationship between the parties; and (i) this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

Guarantor warrants and represents that Guarantor is fully aware of the financial condition of Tenant and is executing and delivering this Guarantee based solely upon Guarantor's own independent investigation of all matters pertinent hereto, and that Guarantor is not relying in any manner upon any representation or statement of Landlord. Guarantor warrants, represents and agrees that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Tenant and any other matter pertinent hereto, and that Guarantor is not relying upon Landlord to furnish, and shall have no right to require Landlord to obtain or disclose, any information with respect to the indebtedness or obligations under the Lease guaranteed hereby, the financial condition or character of Tenant or the ability of Tenant to pay the indebtedness or perform the obligations under the Lease guaranteed hereby, the existence of any collateral or security for any or all of such indebtedness or obligations under the Lease, the existence or nonexistence of any other guaranties of all or any part of such indebtedness or obligations under the Lease, any actions or non-action on the part of Landlord, Tenant or any other person or entity, or any other matter, fact or occurrence whatsoever. By executing this Guarantee, Guarantor acknowledges and knowingly accepts the full range of risks encompassed within a contract of Guarantee.

The term "Landlord" whenever used in this Guarantee refers to and means the Landlord specifically named in the Lease and also any assignee of the Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the Premises or the rents, issues and profits therefrom, or in, to or under the said Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the Premises or under the Lease shall affect the continuing obligation of Guarantor under this Guarantee, which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchase at sale by judicial foreclosure or other process, or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser. The term "Tenant" whenever used in this Guarantee refers to and means the Tenant specifically named in the Lease and also any assignee of the Lease or sublessee of the Premises or any part thereof, and also any successor to the interests of the Tenant, and/or any assignee of the Lease or sublessee of the Premises or any part thereof, whether by assignment, sublease or otherwise.

The obligations under the Lease of Guarantor hereunder shall include payment to Landlord of all reasonable costs and expenses of any successful legal action by Landlord against Guarantor, including reasonable attorneys' fees.

Guarantor hereby agrees to indemnify and hold harmless the Landlord from any losses, damages, liabilities, claims and related expenses incurred by the Landlord or asserted against the Landlord by any person arising out of, in connection with or resulting from this Guarantee or any failure of any obligations under the Lease hereunder or under the Lease to be legal, valid and binding obligations under the Lease of the Tenant, enforceable against the Tenant in accordance with its terms.

If from any circumstances whatsoever fulfillment of any provisions of this Guarantee, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations under the Lease of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guarantee that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this section shall control every other provision of this Guarantee.

If any term, provision, paragraph, or sub-paragraph of this Guarantee is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term, provision, paragraph or sub-paragraph of this Guarantee or invalidate or render unenforceable such term, provision, paragraph or sub-paragraph in any other jurisdiction.

This Guarantee is governed by and shall be construed in accordance with the laws of the Province of Ontario, and the federal laws of Canada applicable therein, without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction).

Any action or proceeding arising out of based upon this Guarantee may be instituted in the courts of the Province of Ontario, and each Guarantor irrevocably submits to the non-exclusive jurisdiction of such courts in any such action or proceeding.

The rights and remedies of the Landlord under this Guarantee are cumulative and are in addition to and not in substitution for any other rights and remedies available at law, or in equity or otherwise.

To the maximum extent permitted by applicable law, the Landlord may apply any amounts owing to, or sums standing to the credit of, the Guarantor to the payment when due of any amounts owing by the Guarantor under this Guarantee.

Notices under or pursuant to this Guarantee shall be given by United States Postal Service or Canada Post certified mail return receipt requested, or by receipted same-day or overnight private courier service (e.g., Federal Express, or similar carrier), to a party at their address specified herein or to their last address specified by at least fifteen (15) days' prior written notice to the other party. Notices shall be deemed effective on the date of delivery, refusal to accept delivery or inability to deliver, as evidenced by return receipt or by records or the courier service.

Time is of the essence with respect to all obligations under the Lease of Guarantor hereunder. This Guarantee may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord or any officer or agent of Landlord, except by a writing signed by a duly authorized officer of Landlord. The provisions of this Guarantee shall be binding upon Guarantor and his or her heirs, executors, liquidators, administrators, personal representatives, successors, successors-in-title and assigns and shall inure to the benefit of Landlord, the heirs, executors, legal representatives, successors, successors-in-title

and assigns of Landlord. This Guarantee shall in no event be impaired by any change which may arise by reason of the death of Tenant or Guarantor, if individuals, or by reason of the dissolution of Tenant or Guarantor, if Tenant or Guarantor is a limited liability company, corporation, partnership or other entity. Guarantor has executed this Guarantee individually and not as a partner of Tenant or any other Guarantor. This Guarantee is assignable by Landlord, and any full or partial assignment hereof by Landlord shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Landlord and so assigned by Landlord. Guarantor expressly waives notice of transfer or assignment of this Guarantee and acknowledges that the failure by Landlord to give any such notice shall not affect the liabilities of Guarantor hereunder. Notwithstanding the foregoing, Guarantor shall not assign any of its rights or obligations under the Lease under this Guarantee. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. If Guarantor is a partnership, all of the provisions hereof referring to Guarantor shall be construed to apply to each of the general partners of Guarantor and of any and all further tiers of general partners in the structure of Guarantor. This Guarantee contains the entire agreement between Guarantor and Landlord relating to the Guaranteeing of the Lease by Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and Landlord acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof.

{*Signature Page Follows*}

IN WITNESS WHEREOF, Guarantor has hereunto caused these presents to be executed as of the date first set forth below.

Name: **SHAWN LEON**

Address:
46 Fairway Heights Drive
Thornhill, Ontario
Canada
L3T 3A9

441798535
SSN/SIN:

I am the spouse of **SHAWN LEON**. My spouse has agreed to personally guaranty the payment and performance obligations of Ethema Health Corporation, a Colorado corporation, under the Lease, pursuant to this Guarantee. I consent to this act by my spouse and acknowledge that I am acting together with my spouse, but by signing below I am not becoming personally liable as a guarantor for the payment of the obligations of the other person. I acknowledge and agree that Landlord may satisfy my spouses' obligations under this Guaranty to the extent of all my spouse' separate property and my spouses' interest in any community property. Notwithstanding the foregoing, I expressly agree that the real property vested in my name shall be included as security for the obligations under this Guarantee.

Name: **EILEEN GREENE**

Address:
46 Fairway Heights Drive
Thornhill, Ontario
Canada
L3T 3A9

480022284
SSN/SIN:

CORPORATE GUARANTY OF LEASE

WHEREAS, Pontus EHC Palm Beach, LLC, a Florida limited liability company ("Landlord"), and Ethema Health Corporation, a Colorado corporation ("Tenant") have simultaneously executed or are about to execute a lease (the "Lease") with respect to certain parcels of land described on Exhibit A attached hereto (collectively, the "Premises"), pursuant to which Landlord will lease the Premises to Tenant; and

WHEREAS, the undersigned, hereinafter referred to jointly and severally as "Guarantor", each has a financial interest in Tenant, and each desire to induce Landlord to enter into the Lease and/or to extend credit to Tenant; and

WHEREAS, Landlord would not enter into the Lease with Tenant if each Guarantor did not execute and deliver to Landlord this Lease Guaranty (this "Guaranty");

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute the Lease, each Guarantor hereby jointly, severally, absolutely, unconditionally and irrevocably guarantees to Landlord the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations, liabilities and covenants, whether now in existence or hereafter arising, of Tenant to Landlord arising under the Lease, together with all costs and expenses, including reasonable fees and out of pocket expenses of attorneys (including but not limited to appellate fees and fees for all paralegals, legal assistants and other paraprofessionals) and expert witnesses, incurred by Landlord in enforcing its rights under the Lease and this Guaranty. The reduction of or limitation on any liabilities of Tenant under the Lease pursuant to any federal or state bankruptcy or insolvency proceeding shall not cause a reduction in or otherwise affect the liabilities or obligations of Guarantor under this Guaranty. If more than one person or party is named as a Guarantor above, then each of such co-Guarantors shall be and are jointly and severally liable hereunder.

This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the genuineness, validity or enforceability of the Lease or this Guaranty, or the pursuit of any remedies against Tenant or any other person. If more than one person or party is named as a Guarantor above, then each of such co-Guarantors shall be and are jointly and severally liable hereunder.

It is specifically agreed and understood by Guarantor that the terms of the Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct or mutual departure, and the Lease may be assigned by Landlord or any assignee of Landlord, or, subject to the requirements and limitations set forth in the Lease, the Lease may be assigned or the Premises sublet by Tenant or by and assignee or sublessee, in each case without consent or notice to Guarantor, and upon the occurrence of any of such events this Guaranty shall thereupon and thereafter guarantee the performance of the Lease as so changed, modified, altered, assigned or sublet, all without releasing or relieving any Guarantor in any manner whatsoever.

This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the

terms thereof or at law or in equity. No notice of default need be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is an absolute, unconditional and continuing guarantee under which Landlord may proceed forthwith and immediately against Tenant or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under the terms of the Lease or at law or in equity. Guarantor hereby waives the defense of the statute of limitations in any action hereunder.

Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor.

Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon: (a) any lack of acceptance or notice of acceptance of this Guaranty; (b) any lack of demand of payment, presentment, protest, or notice of demand, protest, presentment, dishonor or non-payment; (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease; (d) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord; (e) any right to require Landlord to apply to any default, any security it may hold under the Lease; (f) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor; (g) any right of subrogation; (h) any incapacity, lack of authority, death or disability of Guarantor or any other person or entity; (i) any failure of Landlord to commence an action against Tenant or any other person or entity (including, without limitation, other Guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Tenant or any other person or entity, whether or not demand is made upon Landlord to file or enforce such claim; (j) any failure of Landlord to give notice of the existence, creation or incurring of any new or additional indebtedness or other obligation or of any action or non-action on the part of any other person or entity, in connection with the Lease or any obligation hereby guaranteed; (k) any lack of other notices to which Guarantor might otherwise be entitled; (l) any invalidity, irregularity or unenforceability, in whole or in part, of any provision of the Lease; (m) any sale, transfer, sublease or assignment of the Lease or Premises, in whole or in part; (n) any lack of commercial reasonableness in dealing with the Lease or Premises; (o) any deficiencies in the ability of Landlord to collect or obtain performance from any persons or entities now or hereafter liable for the payment or performance of any obligation hereby guaranteed; (p) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Tenant), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Landlord to enforce any of its rights, whether now or hereafter acquired, which Landlord may have against Guarantor; (q) any modifications of the Landlord or any obligation of Tenant relating to the Lease by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and (r) any action, occurrence, event or matter consented to by Guarantor under any provision hereof, or otherwise. Guarantor hereby expressly subordinates to Landlord and Landlord's rights under the Lease any right or contribution from or indemnity against Tenant, whether at law or in equity, arising from any payments made by

Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Tenant for reimbursement of any such payments, at any time while the Lease remains outstanding and in effect. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates to Landlord and Landlord's rights under the Lease any and all indebtedness of Tenant now or hereafter owed to Guarantor to all indebtedness of Tenant to Landlord, and agrees with Landlord that Guarantor shall not demand or accept any payment of principal or interest from Tenant, and shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness.

Guarantor acknowledges that the Lease requires that Tenant provide or cause to be provided to Landlord certain financial statements of Guarantor. Guarantor hereby agrees to provide to Landlord all such financial statements in such form and at such times as is required under the provisions of the Lease. Guarantor warrants and represents (a) that the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which Guarantor is a party or any applicable laws, and (b) that there is no litigation, claim, action or proceeding, pending or threatened against Guarantor which would adversely affect the financial condition of Guarantor or the ability of Guarantor to fulfill all obligations of Guarantor hereunder, and (c) that all financial statements heretofore delivered by Guarantor to Landlord are true and correct in all material respects as of the date thereof, and no material change has occurred in the financial condition of Guarantor since the date thereof. Guarantor warrants and represents that Guarantor is fully aware of the financial condition of Tenant and is executing and delivering this Guaranty based solely upon Guarantor's own independent investigation of all matters pertinent hereto, and that Guarantor is not relying in any manner upon any representation or statement of Landlord. Guarantor warrants, represents and agrees that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Tenant and any other matter pertinent hereto, and that Guarantor is not relying upon Landlord to furnish, and shall have no right to require Landlord to obtain or disclose, any information with respect to the indebtedness or obligations guaranteed hereby, the financial condition or character of Tenant or the ability of Tenant to pay the indebtedness or perform the obligations guaranteed hereby, the existence of any collateral or security for any or all of such indebtedness or obligations, the existence or nonexistence of any other guaranties of all or any part of such indebtedness or obligations, any actions or non-action on the part of Landlord, Tenant or any other person or entity, or any other matter, fact or occurrence whatsoever. By executing this Guaranty, Guarantor acknowledges and knowingly accepts the full range of risks encompassed within a contract of guaranty.

The term "Landlord" whenever used in this Guaranty refers to and means the Landlord specifically named in the Lease and also any assignee of the Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the Premises or the rents, issues and profits therefrom, or in, to or under the said Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the Premises or under the Lease shall affect the continuing obligation of Guarantor under this Guaranty, which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or

purchaser. The term "Tenant" whenever used in this Guaranty refers to and means the Tenant specifically named in the Lease and also any assignee of the Lease or sublessee of the Premises or any part thereof, and also any successor to the interests of the Tenant, and/or any assignee of the Lease or sublessee of the Premises or any part thereof, whether by assignment, sublease or otherwise.

The obligations of the Guarantor hereunder shall include payment to Landlord of all reasonable costs and expenses of any successful legal action by Landlord against Guarantor, including reasonable attorneys' fees.

If from any circumstances whatsoever fulfillment of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this section shall control every other provision of this Guaranty.

This Guaranty, all acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed by and enforced in accordance with the laws of the State of Florida. As part of the consideration for Landlord's entering into the Lease of which this Guaranty is a part, the Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder may, at the option of Landlord, be litigated in courts having situs within the State of Florida, and the Guarantor hereby expressly consents to the jurisdiction of any such local, state or federal court, and consents that any service of process in such action or proceeding may be made by personal service upon the Guarantor whenever the Guarantor may then be located, or by certified mail, return receipt requested, directed to such Guarantor at such Guarantor's address as set forth below, or any subsequent notice address of which Guarantor has provided to Landlord at least fifteen (15) days' prior written notice. Notices under or pursuant to this Guaranty shall be given either by United States Postal Service certified mail return receipt requested, or by receipted same-day or overnight private courier service (e.g. Federal Express or similar carrier), to a party at their address specified herein or to their last address specified by at least fifteen (15) days' prior written notice to the other party. Notices shall be deemed effective on the date of delivery, refusal to accept delivery or inability to deliver, as evidenced by return receipt or by records or the courier service.

Time is of the essence with respect to all obligations of Guarantor hereunder. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord or any officer or agent of Landlord, except by a writing signed by a duly authorized officer of Landlord. The provisions of this Guaranty shall be binding upon Guarantor and the heirs, executors, legal representatives, successors, successors-in-title and assigns of Guarantor and shall inure to the benefit of Landlord, the heirs, executors, legal representatives, successors, successors-in-title and assigns of Landlord. This Guaranty shall in no event be impaired by any change which may arise by reason of the death of Tenant or Guarantor, if individuals, or by reason of the dissolution of Tenant or Guarantor, if Tenant or Guarantor is a limited liability company, corporation, partnership or other entity. Guarantor has executed this Guaranty individually and not as a partner of Tenant or any other Guarantor. This Guaranty is assignable by Landlord, and

any full or partial assignment hereof by Landlord shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Landlord and so assigned by Landlord. Guarantor expressly waives notice of transfer or assignment of this Guaranty and acknowledges that the failure by Landlord to give any such notice shall not affect the liabilities of Guarantor hereunder. Notwithstanding the foregoing, Guarantor shall not assign any of its rights or obligations under this Guaranty. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. If Guarantor is a partnership, all of the provisions hereof referring to Guarantor shall be construed to apply to each of the general partners of Guarantor and of any and all further tiers of general partners in the structure of Guarantor. This Guaranty contains the entire agreement between Guarantor and Landlord relating to the guarantying of the Lease by Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and Landlord acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof.

IN WITNESS WHEREOF, each Guarantor has hereunto caused these presents to be executed under seal as of the dates set forth below.

American Treatment Holdings Inc,
a Florida corporation,

By: ______________________
Name: Shawn Leon
Its: PRESIDENT
Date: JULY 26/2023

Evernia Health Center, LLC, a Florida limited liability company

By: ______________________
Name: Shawn Leon
Its: MANAGER.
Date: JULY 26/2023

EXHIBIT "A"

LEGAL DESCRIPTION